                                                                     EXHIBIT 4.6

                                 FORM OF LEASE

================================================================================

                               KMART CORPORATION,

                                                                         Tenant,


                                      and

                      [_________________________________]

        (solely as Owner Trustee under Trust Agreement [1995 - 1,2,3,4]


                                                                       Landlord.

                                     LEASE

                                 ------------

                             Kmart Store No.:  ____


                       Location:  _______________________

                        Dated as of ______________, 1995


===============================================================================

                               TABLE OF CONTENTS
                               -----------------


Article                                                                 Page
- -------                                                                 ----

1.   DEMISED PREMISES................................................      2

2.   TERM............................................................      3

3.   BASIC AND ADDITIONAL RENT.......................................      3

4.   NET LEASE; NON-TERMINATION......................................      6

5.   NO CONTINUOUS OPERATION.........................................      8

6.   REAL ESTATE TAXES...............................................      8

7.   LIABILITY INSURANCE.............................................     18

8.   OPTIONS TO EXTEND LEASE.........................................     21

9.   REPAIRS AND MAINTENANCE.........................................     23

10.  ALTERATIONS AND ADDITIONAL CONSTRUCTION.........................     24

11.  UTILITIES.......................................................     27

12.  GOVERNMENTAL REGULATIONS........................................     27

13.  LANDLORD TO GRANT EASEMENTS, DEDICATIONS, ETC...................     29

14.  INSURANCE; DAMAGE TO DEMISED PREMISES...........................     30

15.  EMINENT DOMAIN..................................................     34

16.  INSURANCE PROCEEDS, CLAIMS SETTLEMENT...........................     36

17.  USE, ASSIGNMENT AND SUBLETTING..................................     40

18.  SIGNS...........................................................     42

19.  LIENS...........................................................     43

20.  TENANT DEFAULTS.................................................     44

21.  LANDLORD REMEDIES...............................................     46

22.  BANKRUPTCY......................................................     51


                                      (i)

23.  QUIET ENJOYMENT.................................................     51

24.  LANDLORD EXCULPATION............................................     51

25.  REMEDIES CUMULATIVE.............................................     51

26.  ESTOPPEL LETTERS................................................     52

27.  CONDITION OF PREMISES AT TERMINATION............................     52

28.  NOTICES.........................................................     56

29.  NOTICE OF ENVIRONMENTAL MATTERS.................................     57

30.  ENTRY BY LANDLORD...............................................     57

31.  CAPTIONS AND DEFINITIONS........................................     58

32.  SUCCESSORS AND ASSIGNS..........................................     58

33.  SEVERABILITY....................................................     58

34.  INDEPENDENT COVENANTS...........................................     59

35.  CHOICE OF LAW...................................................     59

36.  WAIVER AND MODIFICATIONS........................................     59

37.  MEMORANDUM OF LEASE.............................................     59

38.  HAZARDOUS MATERIALS.............................................     59

39.  ECONOMIC ABANDONMENT............................................     61

40.  TENANT'S PURCHASE OFFER.........................................     63

41.  PROPERTY SUBSTITUTION...........................................     64

42.  LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT.......................     68

43.  NO MERGER OF TITLE..............................................     68

44.  OWNERSHIP OF THE LEASED PROPERTY................................     68

45.  PROCEDURE FOR APPRAISALS........................................     69

46.  SURVIVAL OF TENANT'S OBLIGATIONS................................     70

47.  COUNTERPARTS....................................................     70


                                     (ii)

48.  LIABILITIES OF LANDLORD.........................................     70

49.  INDENTURE.......................................................     71

50.  CHANGE IN CONTROL; SALE OF ASSETS...............................     73

                                     (iii)

                             Schedule and Exhibits
                             ---------------------

Exhibit A    Legal Description
- ---------

Exhibit B    Depiction of Site
- ---------

Exhibit C    Rents and Rent Payment Dates
- ---------

Exhibit C-1  Rental Adjustment Certificate
- -----------

Exhibit D    Termination Value
- ---------

Exhibit E    Form of Estoppel Letter
- ---------

                                     LEASE

     THIS LEASE made and entered into as of this ______ day of ______________, 1995, between __________________________, a ________________________________,
not in its individual capacity, except as expressly set forth herein, but solely as Owner Trustee under Trust Agreement 1995-[____] dated as of June ____, 1995 ("Landlord"), having its principal office at ________________________________
_________________________________________,  and KMART CORPORATION, a Michigan
corporation having) its principal office at 3100 West Big Beaver Road, Troy, Michigan 48084 ("Tenant" as tenant hereunder, and "Kmart" in its individual capacity).


                                   RECITALS:

     A. By Agreement for Sale of Real Estate of even date herewith ("Purchase Agreement"), Tenant has sold to Landlord an Estate for Years in the Land (as hereinafter defined) and the fee interest in the site improvements and building improvements and certain personalty thereon, and has sold to [Val T. Orton] [First Security Bank of Utah, N.A.], not in [its/his] individual capacity, but
solely as trustee under Remainder Trust Agreement (1995-[   ]) dated as of June
____, 1995, ("Remainderman Trustee") the remainder interest in such Land (the "Remainder Interest");

     B. Tenant desires and Landlord has agreed to lease back the Demised Premises (as hereinafter defined) to Tenant on the terms and conditions hereinafter set forth;


     NOW, THEREFORE, in consideration of the rents, covenants and conditions herein set forth, Landlord and Tenant do hereby covenant, promise and agree as follows:
                                                                        06/01/95

     1.   Demised Premises.

          (a) Landlord demises unto Tenant and Tenant does lease from Landlord for the Lease Term (as hereinafter defined) all of Landlord's right, title and interest in the following property: the land as legally described in Exhibit A, attached hereto and made a part hereof, and situated in the City of ______________, County of ________________, State of ________________ and
depicted on Exhibit B attached hereto and made a part hereof ("Land"), the building, personalty and all site improvements now or hereafter constructed or located thereon, together with all licenses, rights, privileges and easements appurtenant thereto. (The Land, building, personalty, site improvements and licenses, rights, privileges and easements appurtenant thereto being collectively referred to as the "Demised Premises").

          (b) THE DEMISED PREMISES IS LEASED TO TENANT IN ITS PRESENT "AS IS" CONDITION WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESSED OR IMPLIED) BY LANDLORD AND SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, (D) ALL LEGAL REQUIREMENTS NOW OR HEREAFTER IN EFFECT, (E) ALL PRESENT AND FUTURE LIENS, (F) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST AT THE COMMENCEMENT OF THIS LEASE AND (G) THE PRESENCE OR ABSENCE OF ANY ENVIRONMENTAL CONDITION ON THE DEMISED PREMISES OR ANY PROPERTY IN THE VICINITY OF THE DEMISED PREMISES. TENANT HAS EXAMINED THE DEMISED PREMISES AND TITLE THERETO AND HAS FOUND ALL OF THE SAME SATISFACTORY FOR ALL PURPOSES. NONE OF LANDLORD, THE INDENTURE TRUSTEE (AS HEREINAFTER DEFINED) OR THE OWNER PARTICIPANT (AS DEFINED IN THE PURCHASE AGREEMENT) HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED OR OTHERWISE, OR HAS MADE ANY INSPECTION OF THE DEMISED PREMISES OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, OWNERSHIP, VALUE, HABITABILITY, USE, LOCATION, CONDITION, DESCRIPTION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF OF THE DEMISED PREMISES (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE DEMISED PREMISES (OR ANY PART THEREOF) AND NONE OF LANDLORD, THE INDENTURE TRUSTEE OR THE OWNER PARTICIPANT SHALL BE LIABLE FOR ANY LATENT, HIDDEN OR PATENT DEFECT THEREIN OR THE FAILURE OF THE DEMISED PREMISES, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENTS IT BEING AGREED THAT ALL RISKS
INCIDENT THERETO ARE TO BE BORNE BY TENANT.   THE PROVISIONS OF THIS ARTICLE
1(b) HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY LANDLORD OF, AND TENANT DOES HEREBY DISCLAIM, ANY AND ALL WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF HABITABILITY WITH RESPECT TO THE DEMISED PREMISES, OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANOTHER LAW NOW OR

HEREAFTER IN EFFECT OR OTHERWISE, EXCEPT THAT LANDLORD HEREBY REPRESENTS AND WARRANTS THAT THE DEMISED PREMISES ARE AND SHALL BE FREE OF ALL LIENS ATTRIBUTABLE TO LANDLORD (OTHER THAN PERMITTED LIENS ATTRIBUTABLE TO LANDLORD.)

     2.   Term.

          The interim term of this Lease ("Interim Term") shall commence on the date hereof and shall consist of a first period ending on December ____, 1995 and a second period commencing on the day immediately succeeding the end of the first period and terminating on January 1, 1996, and the base term of this Lease ("Base Term") shall commence on January 2, 1996 (the "Base Term Commencement Date") and terminate on June ___, 2020; provided, however, the Lease Term may be extended as provided in Article 8 hereof. The phrase "Lease Term," as used in this Lease, shall be the Interim Term and Base Term of this Lease together with any extension thereof pursuant to Article 8 or any deemed extension thereof pursuant to Articles 10(e), 14(g), 15(b) or 27(b).

     3.   Basic and Additional Rent.

          (a) Tenant shall pay by wire transfer of funds consisting of lawful currency of the United States of America at the time of any such payment to Landlord or its designee, at such place as Landlord shall designate in writing from time to time, rent with respect to the second period of the Interim Term, the Base Term and during any extended term pursuant to Article 8 ("Basic Rent") in such amounts and on such dates ("Rent Payment Dates") as set forth in Exhibit C or as described in Article 8, 10(e), 14(g), 15(b) or 27(b). Tenant shall also pay during the Lease Term all amounts of Additional Rent as and when due. Basic Rent, Special Additional Rent and Additional Rent are referred to herein collectively as "Rent."

          "Additional Rent" shall mean: (i) all other monetary obligations of Tenant hereunder or under any of the other Operative Documents (as defined in the Purchase Agreement) of any nature or type whatsoever, including but not limited to payment of taxes, insurance, expenses for repairs, maintenance and replacements and an amount equal to any Make-Whole Premium (as defined in Appendix A to the Indenture (as hereinafter defined)) expressly required to be paid under this Lease, and Special Additional Rent (as hereinafter defined),
(ii) Tenant's share (whether as Tenant or on behalf of Landlord as owner of the Demised Premises) of expenses under the REA (as defined in Article 9 hereof),
(iii) Trustee Expenses (as defined below), and (iv) amounts due and payable by Tenant under that certain Participation Agreement (1995-[ ]) ("Participation Agreement") and that certain Tax Indemnification Agreement relating to the Demised Premises ("Tax Indemnification Agreement"), each of even date herewith (collectively, "Indemnification Agreements"). Notwithstanding the foregoing sentence, to the extent that any amounts relate solely to a property or properties other than the Demised Premises, such amounts shall not be treated as Additional Rent hereunder.

          "Trustee Expenses" shall mean (i) the ordinary and extraordinary fees and expenses of Landlord as the Owner Trustee ("Owner Trustee") under that certain Trust Agreement (1995-[_________]) with Owner Participant dated June _____, 1995) ("Trust Agreement"), but not including fees and expenses incurred as a result of Owner Participant's breach of its obligations under the Operative Documents (except to the extent caused by Tenant's default hereunder or under any other Operative Document); (ii) the ordinary and extraordinary fees and expenses of Shawmut Bank Connecticut, National Association, as trustee ("Indenture Trustee") under that certain Trust Indenture and certain Mortgage, Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and First Supplemental Indenture, each with Landlord and of even date herewith (such Trust Indenture, as so supplemented, and together with any other supplements thereto, "Indenture"), but excluding any principal, interest, prepayment premium or penalties on Landlord's indebtedness issued pursuant to the Indenture ("Landlord's Debt" or "Notes") and excluding any expenses incurred by Owner Participant or Owner Trustee at the direction of Owner Participant arising out of or in connection with an Indenture Event of Default (as defined in the Indenture) which is caused by the Owner Trustee or Owner Participant; and
(iii) the ordinary and extraordinary fees and expenses of each of the Pass Through Trustees (being herein collectively referred to as the "Pass Through Trustee") under those certain separate Pass Through Trust Agreements 1995-K- [1/2] of even date herewith (collectively referred to as the "Pass Through Trust Agreement") with Tenant, but excluding any principal, interest, prepayment premiums or penalties on the Pass Through Certificates issued under the Pass Through Trust Agreement except as provided in the Pass Through Trust Agreement.

          (b) Tenant shall pay, as Additional Rent (the "Special Additional Rent"), on or prior to the Base Term Commencement Date, the amount set forth with respect to the Demised Premises on Exhibit C (such payment to be made on or before 11:00 a.m. New York time on such date and to be applied by the Indenture Trustee to the payment of interest due and payable on the Notes on such date) pursuant to the provisions of the Indenture unless the Indenture Trustee shall have received such payment from the Owner Trustee on such due date, sufficient for payment in full of the interest then due and owing on the Notes in accordance with Section 21 of the Participation Agreement. So long as no Material Default or Event of Default (as each are hereinafter defined) has occurred and is continuing and in the event Tenant pays Special Additional Rent pursuant to this paragraph and is not promptly reimbursed therefor by the Owner Participant after demand for such reimbursement, Tenant shall be entitled to offset and deduct (without duplication) the unreimbursed portion of such reimbursement obligation of Owner Participant against each succeeding payment or portion thereof (other than as limited by the last sentence of this subsection
(b)) due from Tenant to Landlord in respect of Rent, Termination Value or any other amount due hereunder or under any other Operative Document to the Owner Participant (either directly or through Landlord) (in the order in which the same become due), until Tenant has been fully reimbursed for such payment of Special Additional Rent plus interest on the unreimbursed portion thereof at the rate set forth in clause (ii) of the definition of the Default Rate in Article 3(c) hereof, and in each case, such offset shall be deemed to constitute a reduction in the amount of the reimbursement obligation of the Owner Participant. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent or Termination Value to an amount insufficient, together with all other amounts payable simultaneously by Tenant, to pay in full the payments then required to be made on account of the principal amount of and any interest on the Notes then outstanding and any Make-Whole Premium.

          (c) In the event any Rent payable to Landlord is not received by Landlord on the due date therefor, a late charge shall be incurred and shall be paid as Additional Rent hereunder on the amount due from the due date therefor to the date of payment thereof in an amount equal to (i) one percent (1%) above the weighted average annual coupon rate of interest on such portion of Rent equal to the then due principal, interest and premium thereon on the Notes and
(ii) in the case of such portion of Rent not described in clause (i), interest on such other Rent not paid when due at a rate per annum equal to the rate of interest publicly announced by Citibank, N.A., in New York, New York from time to time as its "prime rate" for United States dollar loans plus two percent (2%), but in any event with respect to clause (i) or (ii) above, an amount not in excess of that permitted by law. If such bank shall no longer exist, or shall no longer publicly announce a "prime rate", then Landlord may designate by notice to Tenant a substitute banking institution of equivalent recognition and standing as of the date hereof to determine the "prime rate". Such charges at such rates are referred to herein collectively as the "Default Rate."

          (d) Tenant covenants to Landlord that (i) as of the date hereof and as of the date of each Rental Adjustment (as referenced below), each installment of Special Additional Rent and Basic Rent as of the due date of such installment as set forth on Exhibit C hereto, as adjusted, if required, is, and shall be, under any circumstances and in any event, in an amount which, together with any other amounts required to be paid by Tenant, will be at least sufficient for Landlord to pay in full, as of the due date of such installment, any scheduled payment of principal of and interest on the Notes, as well as any other amounts required to be paid by Landlord pursuant to the Indenture on such due date; and

(ii) as of the date hereof, the date of each Rental Adjustment (as referenced below) and the date of each Termination Value adjustment the sum of all Special Additional Rent and Basic Rent payable in arrears on such date together with each Termination Value set forth on Exhibit D hereto, as adjusted, if required, and any other amounts required to be paid by Tenant is, and shall be, sufficient to enable Landlord to pay in full, as of the date of payment thereof, the aggregate unpaid principal of the outstanding Landlord's Debt required to be paid by Landlord as of such date under the Indenture (as in effect on the date hereof), together with all unpaid interest thereon accrued to the date on which such amount is paid.

          (e) In the event that a Rental Adjustment shall be required pursuant to and in accordance with Section 22 of the Participation Agreement, Landlord and Tenant shall execute and deliver (i) to each other and to Indenture Trustee a supplement to the Lease, to reflect such adjustment, provided that such adjustment shall be effective for all purposes of this Lease regardless of whether such supplement is actually executed and delivered, and (ii) to Indenture Trustee, a certificate substantially in the form of Exhibit C-1 hereto. "Rental Adjustment" shall have the meaning set forth in Section 22 of the Participation Agreement and shall include adjustment of Termination Values pursuant to such Section.

     4.   Net Lease; Non-Termination.

          (a) Tenant acknowledges and agrees that this Lease is an absolute net lease. All monetary obligations under this Lease, including, but not limited to, payment of all Rent shall be paid by Tenant without notice, demand, setoff, counterclaim, abatement, deduction or defense, except as expressly provided in
Article 3(b) hereof. Tenant shall have no right to terminate this Lease (except as expressly provided in Articles 14, 15 and 39 hereof) nor shall Tenant be entitled to any abatement or reduction of Rent hereunder (except to the extent this Lease is terminated as expressly provided in Articles 14, 15 and 39 hereof and except for Special Additional Rent as provided in Article 3(b) hereof), nor shall the obligations of Tenant under this Lease be affected, by reason of: (i) any damage to, or removal, abandonment, dismantling, loss, theft or destruction of all or any part of the Demised Premises from whatever cause, (ii) the taking of the Demised Premises or any portion thereof by eminent domain or other taking by a party empowered with the authority of eminent domain, (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Demised Premises, or any interference with such use, (iv) any default on the part of Landlord under this Lease, (v) any eviction by a holder of paramount title or otherwise, (vi) any purported merger of estates resulting from Tenant's acquisition or ownership of all or any part of the Demised Premises otherwise than as expressly provided herein, (vii) the invalidity, illegality or unenforceability of this Lease, any other Operative Document or any other instrument referred to herein or therein or any other infirmity herein or therein or any lack of right, power or authority of Landlord, Tenant, Owner Participant, Indenture Trustee, Pass Through Trustee, Remainderman Trustee, Remainderman Participant (as defined in the Purchase Agreement) or any other Person (as defined in Appendix A to the Indenture) to enter into this Lease, or any other Operative Document, or to perform the obligations hereunder or thereunder or consummate the transactions contemplated hereby or thereby or any doctrine of force majeure, impossibility, frustration or failure of consideration; (viii) the breach or failure of any warranty or representation made in this Lease or any other Operative Document by Landlord, Tenant, Owner Participant, Indenture Trustee, Pass Through Trustee, Remainderman Trustee, Remainderman Participant, or any other Person; or (ix) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding.

          (b) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or void this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successors in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding. Tenant hereby waives, to the extent permitted by law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to modify, terminate, cancel, quit or surrender this Lease or to effect or claim any diminution or reduction of any Rent payable by Tenant hereunder, except in accordance with the express terms hereof. Tenant agrees that if for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise (other than a termination by Landlord or Tenant as expressly provided for in this Lease), then, except as provided herein, Tenant shall pay, to the maximum extent permitted by law, to Landlord or any other Person entitled thereto, an amount equal to each installment of Basic Rent and all Additional Rent at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been so terminated. Each payment of Basic Rent, Special Additional Rent and/or Additional Rent made by Tenant hereunder shall be final and Tenant shall not seek or have any right to recover all or any part of such payment from Landlord or any Person for any reason whatsoever, except as specifically provided in Article 3(b) hereof. Under no circumstances or conditions shall Landlord be expected or required to make any payment of any kind hereunder or have any obligations with respect to the use, possession, control, maintenance, alteration, rebuilding, replacing, repair, restoration or operation of all or any part of the Demised Premises or the Common Areas (as defined in Article 7), so long as the Demised Premises or any part thereof are subject to this Lease, and Tenant expressly waives the right to perform any such action at the expense of Landlord pursuant to any law.

     5.   No Continuous Operation.

          Nothing contained in this Lease shall be construed to be a covenant or other obligation on the part of Tenant, either express or implied, to operate a business at the Demised Premises, except as the same may be required by Laws or by any agreement Tenant is required to comply with pursuant to Article 9(b) hereof. Notwithstanding the foregoing, Tenant agrees to provide Landlord with written notice of Tenant's intention to cease the operation of business at the Demised Premises, or any part thereof, and of Tenant's intention, if any, to resume such operation, no less than 60 days prior to the date at which such cessation or resumption, as the case may be, of business is scheduled to occur.

     6.   Real Estate Taxes.

          (a) Tenant shall, at no after-tax cost to Landlord or Owner Participant, pay and discharge all ad valorem real estate taxes or other taxes in the nature thereof and all assessments, general or specific (regardless how named or denominated), levied or imposed against or with respect to (i) the Demised Premises or any part thereof or interest therein or any addition, alteration, modification or improvement thereto, (ii) the Remainder Interest,
(iii) the Rent, or (iv) Landlord's interest in this Lease or the Ground Lease (as defined in Article 8 hereof) or in the Demised Premises, including, in each case, any interest, penalties and additions to tax relating to such taxes or assessments (collectively referred to as "Property Assessments") at any time prior to, during or with respect to any period ending on or prior to, or resulting from or attributable in any respect to acts or events occurring on or prior to or relating to payments made by Tenant under the Operative Documents at any time prior to or after, the later of (x) the expiration or earlier termination of this Lease and (y) Tenant's actual return of possession of the Demised Premises in accordance with this Lease.

          (b) Tenant shall also, at no after-tax cost to Landlord or Owner Participant, pay and discharge all taxes, levies, charges, licenses, fees, imposts, duties, withholdings, liabilities, costs, expenses or assessments of the United States of America or any state or political subdivision or taxing authority thereof or therein (including any interest, penalties and additions to tax thereon or thereto), which are levied, assessed or imposed on or with respect to Landlord, Tenant, the Demised Premises or any part thereof or interest therein or any addition, alteration, modification or improvements thereto, the Remainder Interest or the Rent payable hereunder including, without limitation, taxes or such other amounts that are or are in the nature of sales, use, rental, value added, filing, recording and transfer taxes, and any and all water, sewer or other such charges, excises, levies, fees, licenses, duties, withholdings, permits, inspections, real property franchise charges and other governmental charges of every character (in each case, regardless how named or denominated) which, at any time prior to, during or with respect to any period or portion thereof ending on or prior to, or resulting from or attributable in any respect to acts or events occurring on or prior to or relating to payments made by the Tenant under the Operative Documents at any time prior to or after, the later of
(x) the expiration or earlier termination of this Lease and (y) the Tenant's actual return of possession of the Demised Premises in accordance with this Lease, may be levied, assessed or imposed on or in connection with or with respect to (i) the Demised Premises, or any estate, right, title or interest therein, or any construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, condition, maintenance, repair, storage, abandonment, retirement, substitution, transfer, occupancy, operation, leasing, subleasing, use or possession of, or sales from, or other activity conducted on the Demised Premises, any part thereof or any addition, alteration, modification or improvement thereto, (ii) the Remainder Interest, (iii) this Lease or the Ground Lease, (iv) the Rent or receipts or earnings arising from or received by a party entitled to the benefits of this
Article 6 with respect to the Demised Premises or any part thereof or any interest therein or any dispositions thereof, (v) any other amount paid or payable pursuant to this Lease or any document, amendment, supplement, waiver or consent relating thereto, or (vi) otherwise with respect to or in connection with the transactions contemplated by this Lease. Any such taxes, levies, charges, assessments or other amounts payable by Tenant hereunder together with Property Assessments payable by Tenant hereunder shall be referred to as "Assessments" for all purposes of this Lease.

          (c) Nothing in paragraphs (a) and (b) shall require Tenant to pay or reimburse Landlord for the payment of (w) any federal, state or municipal net income tax (including any interest, penalties and additions to tax thereon or thereto), or any net profit, inheritance, estate, succession, gift, or franchise tax (regardless how named or denominated) except for any such tax (i) which is in direct substitution (which direct substitution is documented by published administrative regulation, fiat or other official ruling, notice or release of any kind and/or in a statutory enactment or legislative history thereof by the state or political subdivision which enacted and/or levied any such tax) for any Assessment which Tenant is obligated to pay under this Lease, (ii) which is, or is in the nature of, a real property franchise charge, or a sales, use, rental, property, value added, transfer, stamp or license tax, (iii) which is necessary to make any payments hereunder on an After-Tax Basis (as defined in the Participation Agreement), (x) any transfer tax imposed upon the sale of all or a part of the Demised Premises by Landlord except for (i) a sale and transfer pursuant to Tenant's Purchase Offer set forth in Articles 14, 15 or 40 hereof or any sale under Article 39 hereof, (ii) any disposition or transfer arising out of or in connection with Articles 10, 13, 21 or 41 hereof, and (iii) a transfer in connection with an Event of Default hereunder, (y) any tax, assessment, charge or levy imposed or levied upon or assessed against any property, any income or any business activity of Landlord solely to the extent such tax, assessment, charge or levy would have been imposed or levied on Landlord in the absence of the transactions contemplated by the Operative Documents (including any intangibles tax imposed with respect to any debt or investment paper of Landlord that is unrelated to the transactions contemplated by any of the Operative Documents, the Notes or the Pass Through Certificates), or (z) with respect to Landlord, any tax resulting from the willful misconduct (including tax fraud) or gross negligence of Landlord which misconduct or negligence is not imputed to Landlord solely by reason of its participation in the transactions contemplated by this Lease and is not attributable to a breach or default by Tenant.

          (d) The date of levy of all Assessments shall be deemed to be the earlier of the due date for such Assessment or the date specified by each applicable taxing jurisdiction on which such taxes shall become a lien on the Demised Premises. Tenant's liability and obligation hereunder to pay such Assessments shall be fully accrued, fixed and final on the date of levy thereof subject to the rights to contest any such Assessments provided in this Article
6. In the event any such Assessments shall under law be payable to the applicable taxing authority in a lump sum or on an installment basis, so long as no Material Default or Event of Default shall have occurred and be continuing, Tenant shall have the sole right to elect the basis of legal payment. If Tenant shall elect to pay such Assessments on the installment basis, then Tenant shall pay those installments which relate to Assessments payable by Tenant hereunder directly to the applicable taxing authority.

          (e) (1) If any written claim shall be made against Landlord or if any proceeding shall be commenced against Landlord (including a written notice of such proceeding) for any Assessments as to which Tenant may be obligated pursuant to this Article 6, Landlord shall promptly notify Tenant in writing and shall not take any action with respect to such claim, proceeding or Assessments without the written consent of Tenant, which consent shall not be unreasonably withheld or delayed, for 60 days after the receipt of such notice by Tenant; provided, however, that, in the case of any such claim, proceeding or Assessment, if Landlord shall be required by law or regulation to take action prior to the end of such 60-day period, Landlord shall in such notice to Tenant, so inform Tenant, and Landlord shall not take any action with respect to such claim, proceeding or Assessment without the written consent of Tenant, which consent shall not be unreasonably withheld or delayed, for 10 days after the receipt of such notice by Tenant unless Landlord shall be required by law or regulation to take action prior to the end of such 10-day period, in which case Landlord may take any action with respect to such claim, proceeding or Assessment prior to the end of such 10-day period, provided Landlord has not, at the time of taking such action, received a written request contemplated by 6(e)(2), below; provided that Landlord's failure to give notice required by this paragraph shall not relieve Tenant of its obligations under this Article 6 except to the extent Tenant's ability to cause a contest of such claim is legally precluded by such failure or materially prejudiced by such failure.

          (2) If requested by Tenant within 60 days or such shorter period as specified in 6(e)(1) above, after receipt by Tenant of the required notice with respect to the claim or proceeding that is the subject of such notice, or, in the case of any claim or proceeding with respect to which Tenant (as opposed to Landlord) receives notice, upon the request of Tenant, Landlord either (i) in the case of an Assessment which may be contested in the name of Tenant and independently (without joinder, contribution or otherwise) from any claim, proceeding or Assessment that is not subject to indemnification by Tenant, shall permit Tenant to control or, in the case of any claim, proceeding or Assessment, may request Tenant to control, or (ii) in the case of a claim, proceeding or Assessment which must be contested in the name of Landlord, but which may be contested independently (without joinder, contribution or otherwise) from any claim, proceeding or Assessment that is not subject to indemnification by Tenant, may, upon prior written consent by Landlord which consent shall be in its sole discretion, exercised in good faith, permit Tenant to control (so long as, in the good faith judgment of Owner Participant, there is no reasonable possibility that the Tenant's direction of such contest could have any adverse impact on the financial or public relations interests of Landlord or Owner Participant or any tax affiliates thereof (which for purposes hereof means any entity which is included in the same consolidated or combined tax return as Landlord or Owner Participant), in which case, Landlord may assert or reassert control of the contest; provided, however, the foregoing right to assert or reassert control shall not apply to any ad valorem real estate or personal property tax contest) (any contest of any claim, proceeding or Assessment ("Contest") described in the foregoing clauses (i) or (ii) and for so long as Tenant controls the Contest being hereinafter referred to as a "Tenant-Controlled Contest,") or (iii) in the case of an Assessment the Contest of which is not a Tenant-Controlled Contest, shall itself, contest in good faith (including, without limitation, by pursuit of appeals and administrative procedures) the validity, applicability or amount of such Assessments.

          (3) No matter who is in control, a Contest, at the election of the Controlling Party (as defined herein), may include, without limitation, a challenge to the validity, applicability or amount of such Assessment by:

               (i) resisting payment thereof;

              (ii) not paying the same except under protest (which protest must be pursued using reasonable efforts in appropriate administrative and/or judicial proceedings) if protest shall be necessary and proper; or

             (iii) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and/or judicial proceedings

(it being understood that Tenant may appeal or require Landlord to appeal to any appropriate administrative or judicial appeal body; provided, however, that no appeal shall be permitted or required hereunder to the United States Supreme Court.)

               (4) In no event shall such Contest be required or permitted unless:

               (i) in the case of a contest (A) which must be contested in the name of Landlord or (B) which is contested by Landlord in the name of Tenant, the amount at issue (taking into account all similar and logically related claims with respect to the transactions contemplated by the Operative Documents to the extent relating to the Demised Premises that have been or could be raised in an audit by the taxing authority in question for any other taxable period with respect to which an assessment of a tax deficiency is not barred by a statute of limitations, including, without limitation, such claims that may arise in future periods) exceeds $25,000;

               (ii) Tenant shall have agreed in writing to pay Landlord and shall pay on an After-Tax Basis (as defined in the Participation Agreement) as incurred all reasonable out-of-pocket costs and expenses Owner Participant and Landlord shall incur in connection with the contest of such claim (including, without limitation, all reasonable costs, expenses, legal and accounting fees and disbursements);

               (iii) Landlord shall have determined in its sole discretion, exercised in good faith, that the action to be taken will not result in any material danger of sale, forfeiture or loss of any of the Demised Premises, the Remainder Interest or any part thereof or interest therein or the creation of any lien on any of the Demised Premises, the Remainder Interest or any part thereof or interest therein, other than any Permitted

     Liens and that there is no risk of criminal liability that may be imposed on or with respect to Landlord or Owner Participant;

               (iv) if such Contest is to be effected by payment of the claim, Tenant shall advance the amount thereof plus, as applicable, interest, penalties and additions to tax with respect thereto on an interest-free basis (at no additional net after-tax cost to Landlord or Owner Participant but taking into account any net tax savings associated with such advance);

               (v) no Material Default or Event of Default shall have occurred and be continuing;

               (vi) in the case of a Contest which must be contested in the name of Landlord or which is contested by Landlord in the name of Tenant, (A) prior to initiating the Contest, Tenant shall have furnished Landlord with an opinion of independent tax counsel selected by the Tenant and reasonably acceptable to Landlord ("Tax Counsel"), which opinion shall be furnished solely at Tenant's expense, to the effect that a Reasonable Basis (as defined in the Tax Indemnification Agreement) exists for such Contest and
     (B) prior to the appeal of any adverse judicial determination, Tenant shall have furnished Landlord with an opinion of Tax Counsel, which opinion shall be furnished solely at Tenant's expense, to the effect that there is a Reasonable Basis for concluding that there will be a reversal or other substantial favorable modification of such determination on appeal; and

               (vii) After the completion of an administrative proceeding of first instance and prior to any administrative appeal, Tenant shall have acknowledged in writing its obligation to indemnify Landlord for the Assessment hereunder in the event the Contest is unsuccessful (in whole or in part) or shall, in good faith, have notified Landlord of the reasons Tenant is not or may not be liable for the Assessment if the Contest is unsuccessful (in whole or in part). Notwithstanding the foregoing, Tenant shall have acknowledged in writing its obligation to indemnify (in whole or in part) Landlord for the Assessment hereunder in the event that the Contest is unsuccessful (in whole or in part) prior to any petition or complaint to a court. Any such acknowledgment hereunder shall not preclude Tenant from raising a defense to liability under this Article 6 if a court of competent and proper jurisdiction has rendered a decision that the cause of the claim is not one for which Tenant is responsible to pay an Assessment hereunder or an indemnity under Section 24 of the Participation Agreement.

          (5) In no event shall Landlord be required to contest any claim, proceeding or Assessment if the subject matter of such claim, proceeding or Assessment shall be of a continuing nature and shall have previously been the subject of an adverse final determination hereunder or under the Participation Agreement after exercise by Tenant of its rights pursuant to this Article 6 or under the Participation Agreement, unless Tenant shall have delivered to Landlord at Tenant's expense an opinion of Tax Counsel to the effect that as a result of a change in law or fact it is more likely than not that Landlord will prevail in the contest of such claim.

          (6) Tenant shall conduct any Tenant-Controlled Contest and Landlord shall control any Contest other than a Tenant-Controlled Contest. The party conducting the Contest ("Controlling Party") shall consult in good faith with the other party ("Noncontrolling Party") and its counsel with respect to such Contest but the decisions regarding what actions to be taken shall be made by the Controlling Party in its sole judgment (exercised in good faith). In addition, the Controlling Party shall keep the Noncontrolling Party reasonably informed as to the progress of the Contest, and shall provide the Noncontrolling Party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the Controlling Party or any affiliate thereof, in connection with such claim, proceeding or Assessment and/or the contest thereof.

          (7) Except as provided in the next sentence hereof, Landlord shall not settle any Contest hereunder without the consent of Tenant, which consent shall not be unreasonably withheld. Notwithstanding anything contained in this
Article 6, Landlord shall not be required to contest any claim or permit Tenant to contest any claim and may settle any Contest without the consent of Tenant if Landlord (i) shall waive its right to reimbursement or indemnity under this
Article 6 and under the Participation Agreement or otherwise with respect to such claim for such claim, proceeding or Assessment (and any claim made by the claiming taxing authority or any other taxing authority with respect to the same or any other taxable periods that are effectively determined by the resolution of such claim), and (ii) shall pay to Tenant any amount previously paid or advanced by Tenant pursuant to this Article 6 or under the Participation Agreement with respect to such claim for such Assessment or the contest of such Assessment other than the costs and expenses of the contest of such claim paid or reimbursed by Tenant.

          (f) (1) Any amount payable by Tenant to Landlord pursuant to this
Article 6 shall be paid within 30 days after receipt by Tenant of a written demand therefor from Landlord accompanied by a written statement describing in reasonable detail the amount so payable, but (except as provided in this Article 6) shall in no event be payable more than five Business Days before such Assessment is due. Any payments made pursuant to this Article 6 shall be made directly to Landlord or to Tenant, as the case may be, in immediately payable funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth herein, or in the Purchase Agreement or as provided to the payor from time to time in writing. Any Assessments which are the obligation of Tenant hereunder shall be payable by Tenant, to the extent allowed, directly to the appropriate taxing authority on or before the time, and in the manner, prescribed by applicable Laws without the necessity of any prior demand by Landlord.

          (2) In the event Tenant fails to make any payment required under this
Article 6, and Landlord makes a payment with respect to any such Assessments that are due and payable at the time of such payment (other than with funds advanced to Landlord on an interest-free basis by Tenant pursuant to this
Article 6) Tenant shall pay to Landlord interest on the amount of such payment at the Default Rate from (A) the date of payment by Landlord if it notifies Tenant that such payment has been made within 5 days of making such payment, or
(B) from the date Landlord notifies Tenant of such payment in all other cases, in either case to the date of payment by Tenant to Landlord hereunder. Any amount payable under this Article 6 that is not paid when due shall bear interest at the Default Rate.

          (3) Any amount payable to Tenant pursuant to this Article 6 shall not be paid or retained by Tenant if at the time of such payment or retention a Material Default or Event of Default shall have occurred and be continuing. At such time as there shall not be continuing any such Material Default or Event of Default, such amounts shall be paid to Tenant to the extent not previously paid to Tenant.

          (g) If any report, return or statement ("Filing") is required to be filed with respect to any Assessment that is subject to reimbursement or indemnification under this Article 6 or otherwise, Tenant shall promptly notify Landlord of such requirement in writing and, if permitted by applicable Laws and regulations to do so, Tenant shall timely file or cause to be filed such Filing with respect to such Assessment (except for any such Filing that Landlord has notified Tenant in writing that Landlord intends to file) and will (if ownership of the Demised Premises or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Demised Premises in the name of Landlord and send a copy of such Filing to Landlord; provided, however, that Landlord, at Tenant's written request, shall have furnished Tenant with such information, not within the control of Tenant, as is in Landlord's control or is reasonably available to Landlord and necessary to file such Filing; provided, however, Tenant shall pay on an After-Tax Basis all out-of-pocket expenses of Landlord and Owner Participant in connection therewith. If Tenant is not permitted by applicable Laws to file any such Filing, Tenant will promptly notify Landlord of such requirement in writing and prepare and deliver to Landlord a proposed form of such Filing within a reasonable time, and in all events at least 15 days prior to the time such Filing is required to be filed. In the case of any Filing either required to reflect items in addition to Assessments imposed on Tenant under this Article 6 (or indemnified against by Kmart under Section 24 of the Participation Agreement or under the Tax Indemnification Agreement) or which Landlord has notified Tenant in writing that it will prepare and file, Tenant shall, at its expense, upon the written request of Landlord, provide Landlord with such information as is within Tenant's reasonable control or access. Tenant shall hold Landlord harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such Filing, if such insufficiency or inaccuracy is attributable to Tenant.

          (h) Tenant's obligations provided for in this Article 6 shall be those of a primary obligor whether or not Landlord may also be indemnified with respect to the same matter under the terms of the Purchase Agreement, the Trust Agreement, the Participation Agreement, the Tax Indemnification Agreement or any other document or instrument and Landlord may in seeking reimbursement or indemnification from Tenant proceed directly against Tenant without seeking to enforce any other right of indemnification (it being agreed that the foregoing is not intended to grant Landlord any right to any double recovery or double indemnity with respect to any claim, proceeding or Assessment hereunder of amounts for which Landlord has received under such other document or instrument (and is entitled to retain full indemnification)). If Tenant shall have fully reimbursed or indemnified Landlord, then Tenant shall be subrogated to the rights of Landlord with respect to any such reimbursed or indemnified claim (other than rights against Owner Participant or against any taxing authority and other than rights to pursue a refund of any Assessments other than pursuant to a Contest). Tenant further acknowledges and agrees that nothing contained herein is intended to reduce or impair any rights of Landlord or any other Tax Indemnitee (as defined in the Participation Agreement) or any obligations of Tenant under Section 24 of the Participation Agreement (including, without limitation, Tenant's obligations with respect to contest preconditions).

          (i) If Landlord shall receive a refund of all or part of any Assessments paid, reimbursed or advanced by Tenant with respect to any Contest under this Article 6, then, provided no Material Default or Event of Default shall have occurred and be continuing,

Landlord shall pay to Tenant within 30 days of such receipt an amount equal to the lesser of (A) the amount of such refund of such Assessment plus or minus any net tax benefit and any cost or expense (taking into account any Assessments incurred by Landlord by reason of the receipt or accrual of such refund and taking into account any tax benefit realized by Landlord as a result of any payment made pursuant to this sentence (including this clause (A))), and (B) the amount of such Assessment paid, reimbursed or advanced by Tenant to Landlord, it being intended that Landlord shall retain a net tax benefit pursuant to this
Article 6 only if Tenant shall first have been reimbursed for all Assessments it paid to Landlord pursuant to this Article 6. If, in addition to such refund, Landlord shall receive an amount representing interest on the amount of such refund, Landlord shall pay Tenant within 30 days of receipt, that portion of such interest that shall be fairly attributable to Assessments paid, reimbursed or advanced by Tenant prior to the receipt of such refund net of any Assessments incurred by reason of the receipt or accrual of the portion of such interest attributable to Tenant's indemnity payment (taking into account tax benefits actually realized by Landlord resulting from Landlord's payment to Tenant hereunder). Any subsequent denial, loss, repayment or recapture of such refund will be treated as an Assessment for which Tenant is responsible hereunder subject to Tenant's rights to contest such denial, loss, repayment or recapture under, and in accordance with, Article 6(e) as though it were a new claim, proceeding or Assessment hereunder without regard to Article 6(c) hereof.

          (j) Any payment or indemnity to or for the benefit of Landlord with respect to any Assessment which is subject to payment and indemnification under this Article 6 shall (A) reflect the current combined net savings actually realized by Landlord resulting from the current deduction of such indemnified Assessment and (B) include, after taking into account the savings described in clause (A), the amount necessary to hold Landlord harmless on an After-Tax Basis. If, by reason of any Assessment payment made to or for the account of Landlord by or on behalf of Tenant pursuant to this Article 6 (or the circumstances or event giving rise thereto), Landlord actually realizes a net tax benefit, refund, saving, deduction or credit against Assessments not indemnified by Tenant under any Operative Document, which benefit, refund, saving, deduction or credit was not previously taken into account in computing such payment, provided no Material Default or Event of Default has occurred and is continuing, Landlord shall promptly pay to Tenant an amount equal to the sum of (I) the actual net reduction in Assessments, if any, realized by Landlord which is attributable to such net tax benefit, refund, saving, deduction or credit and (II) the actual net reduction in Assessments, if any, realized by Landlord as the result of any payment made by Landlord pursuant to this sentence. Notwithstanding the foregoing, Landlord shall not be required to make any payment to Tenant pursuant to this Article 6 to the extent such payment would exceed, in the aggregate at any time, the amount of all prior payments made by or on behalf of Tenant to Landlord of the Assessment giving rise to such tax savings less the amount of all prior payments made by Landlord to Tenant of tax savings in respect of such Assessment pursuant to this Article 6, but any such excess shall reduce pro tanto any amount that Tenant is subsequently obligated to pay Landlord pursuant to this Article 6. If any amount otherwise payable to Tenant is not payable by reason of the occurrence and continuation of a Material Default or an Event of Default, such amount shall be payable when such Material Default or Event of Default is no longer continuing. The disallowance or reduction of any tax benefit, refund, savings, deduction or credit with respect to which Landlord has made a payment to Tenant under this Article 6 or which was taken into account in calculating any such payment under this Article 6 shall be treated as an Assessment as to which Tenant is obligated to pay or reimburse Landlord hereunder subject to Tenant's rights to contest such Assessment under, and in accordance with, Article 6(e) as though it were a new claim, proceeding or Assessment hereunder without regard to Article 6(c). References in Article 6 to "Landlord" shall include Owner Participant and its tax affiliates where appropriate.

     7.   Liability Insurance.

          (a) During the Lease Term, Tenant at its sole expense shall keep Landlord, Landlord's mortgagees (including Indenture Trustee, in its fiduciary capacity), Owner Participant, Remainderman Trustee and Remainderman Participant and Tenant insured, under an insurance policy of comprehensive general liability with broad form (including contractual liability) coverage on an occurrence form basis, against liabilities of any nature or type whatsoever (to the extent such coverage is available) for damage to persons or property including loss of life sustained by any person or persons within or arising out of the Demised Premises, including parking areas, sidewalks and driveways (hereinafter referred to as "Common Areas"), whether caused by Landlord's or Tenant's negligence or otherwise, in a policy or policies with minimum coverage of Five Million and No/100 Dollars ($5,000,000) with respect to injury to any one person and Five Million and No/100 Dollars ($5,000,000.00) with respect to any one accident or disaster, and Five Million and No/100 Dollars ($5,000,000.00) with respect to damage to property.

          (b) All policies of insurance shall be issued by an insurance company licensed to do business in the state where the Demised Premises are located, rated in the Best's Insurance Guide as not less than an A+ "rating classification," and with a VIII "financial size category," or better, or a comparable rating by any successor agency. All such policies shall bear endorsements to the effect that Landlord, Landlord's mortgagee (including Indenture Trustee, in its fiduciary capacity), Owner Participant, Remainderman Trustee and Remainderman Participant and Tenant are named as additional insureds as their interests may appear and each such policy shall specifically provide that:

               (i) each such additional insured party shall be notified promptly in writing of any default in the payment of premiums;

               (ii) the insurer, upon its knowledge of any other act or omission on the part of any Person which might invalidate or render unenforceable such policy, will promptly notify in writing each such additional insured party;

               (iii) no cancellation, lapse, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each such additional insured party of written notice thereof by certified mail;

               (iv) the interests of each such additional insured party will be insured regardless of any action or inaction of Tenant or another insured under such policy or any breach or violation by Tenant or any other Person of any warranties, declarations or conditions contained therein;

               (v) no such additional insured party (other than Tenant) shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance (but that any such additional insured party shall have the right to pay any such amounts);

               (vi) such insurance shall be primary without right of contribution from any other valid, existing or applicable insurance carried by or on behalf of any additional insured party; and

               (vii) except with respect to the limits of the insurance under each policy, and any rights or duties specifically assigned in the coverage parts thereof to Tenant, the insurance applies as if each additional insured party were the only named insured.

     All insurance companies providing such insurance shall also have a Standard & Poors Rating Group claims paying ability rating of at least BBB-, and a Moody's Investor's Services, Inc. claims paying ability rating of at least Baa.

     Copies of such policies, so endorsed, or certificates evidencing the existence thereof, or a certificate of self-insurance evidencing Tenant's election to self-insure such obligations shall be promptly delivered to Landlord and Landlord's mortgagee, Owner Participant, Remainderman Trustee and Remainderman Participant prior to the commencement date of this Lease and at least thirty (30) days prior to the expiration of any policy. In the event Tenant fails to effect or maintain such insurance, Landlord may obtain such insurance and Tenant shall reimburse Landlord for the cost thereof with interest at the Default Rate from the date incurred by Landlord.

          (c) Tenant shall deliver to each additional insured party prior notice of any proposed change in insurance arrangements that Tenant intends to put into effect which differs in any material respect from the insurance arrangements in effect prior to such proposed change.

          (d) On each policy anniversary, Tenant shall furnish to the additional insured parties a certificate of one or more independent insurance brokers reasonably satisfactory to such additional insured parties showing in reasonable detail the insurance maintained by or on behalf of Tenant pursuant to this Article (including identification of underwriters, type of insurance, coverage limits, annual aggregate limits, if any, and the policy term), naming the additional insured parties as additional insureds and loss payees.

          (e) Tenant also agrees to maintain and keep in force, during the term hereof pursuant to its excess liability insurance coverage, statutory worker's compensation insurance coverage meeting all state and local requirements.

          (f) Notwithstanding the foregoing, Tenant shall be entitled to self-insure the aforesaid insurance obligations (including its workers' compensation insurance to the extent permitted by law) at any time that the consolidated tangible net worth of Tenant calculated in accordance with generally accepted accounting principles less the amount of any and all guaranties made by Tenant of obligations of (i) any affiliate of Tenant that holds, beneficially or of record, five percent (5%) or more of the equity securities of Tenant and (ii) any affiliate of any such affiliate (other than Tenant and any subsidiaries of Tenant whose financial statements are consolidated with Tenant's financial statements), is and is maintained at an amount of at least One Billion Dollars ($1,000,000,000.00) ("Net Worth Standard"). Notwithstanding the foregoing, Tenant shall at all times maintain in effect such insurance coverages as to the Demised Premises as maintained by Kmart with respect to similar properties owned or leased by Kmart and located in the state and general geographic area where the Demised Premises is located, or, if no similar properties of Tenant are located in the same geographical area, coverages generally maintained by Tenant, taking into account geographical differences.

     8.   Options to Extend Lease.

          (a) Provided that no Material Default or Event of Default hereunder has occurred and is continuing, Tenant shall have six (6) successive options to extend the term of this Lease for an additional period of five (5) years on each such option, such extended term(s) to begin respectively upon the expiration of the prior term(s). The same terms and conditions as herein set forth shall apply to each such extended term except that the Basic Rent for each semiannual period of each such extended term shall be an amount equal to the sum of (a) 4.25% of the Purchase Price (as defined in Section 3A of the Purchase Agreement) relating to the Property and (b) if applicable, the total amount of rent, including without limitation, basic rent and additional rent payable during the corresponding period of this Lease under the ground lease entered into by and between the holder of the Remainder Interest, as ground lessor, and the Landlord, as ground lessee (the "Ground Lease") pursuant to the terms and conditions of the Option Agreement (as defined in the Purchase Agreement) and shall be payable as and when due under the Ground Lease. Termination Value for each of the renewal terms pursuant to this paragraph 8(a) shall be that in effect on the last day of the Base Term. The Tenant shall notify Landlord and Remainderman Trustee not more than thirty-six (36) months prior to and not less than twenty-four (24) months prior to such expiration (in the case of the Base
Term) and not more than twenty-four (24) months and not less than twelve (12) months prior to the expiration (in the case of any additional term) of its intention to extend or not to extend the then current term of the Lease Term, provided such notice shall not be binding on Tenant and Tenant's failure to give such notice shall not be a default under this Lease. If Tenant shall thereafter elect to exercise the aforesaid options, it shall do so by irrevocable notice in writing and otherwise in accordance with the requirements of Article 28 hereof given to Landlord and Remainderman Trustee not less than eighteen (18) months prior to the expiration of the Base Term of this Lease or not less than nine (9) months prior to the expiration of the Lease Term as extended. If Tenant shall fail to exercise an option to extend the term of this Lease, this Lease shall expire upon the expiration of the then current term and Tenant shall not have any further option to extend the Lease Term. If the Ground Lease shall be in effect during the Lease Term, Tenant agrees, without the need for the execution of any additional documents, that (i) this Lease shall be a sublease of the Land and (ii) it shall comply with all the covenants, conditions and restrictions of the ground lessee under the Ground Lease.

          (b) Notwithstanding the foregoing paragraph 8(a), Tenant shall not have the right to extend the term of the Lease beyond the Base Term as described in Article 8(a) unless Tenant shall have exercised such option with respect to the first such renewal term with respect to 100% of the leases for Properties originally covered by the Purchase Agreement (or Properties received in substitution therefor) and in effect on the last day of the Base Term, exclusive of any leases terminated pursuant to the respective provisions of Articles 14, 15 and 39 of such leases.

          (c) Provided that no Material Default or Event of Default hereunder has occurred and is continuing, prior to the expiration of the last extended term provided for in paragraph 8 (a) above, Tenant shall have the one-time right to, at its expense, obtain an appraisal in accordance with the next succeeding sentence to determine the uninflated fair market residual value and remaining economic useful life of the building and site improvements at the end of such extended term. Based upon the determination of remaining economic useful life and uninflated residual value, but subject in all events to the maximum term available under the Ground Lease, Tenant shall be granted a number of additional successive five (5) year extended terms (or such shorter period as is appropriate in the case of the last such extended term) up to the maximum number of years which (taking into account the Tenant's right to extend this Lease under paragraph (d) below), (i) taken together with the Interim Term and Base Term and all prior extended terms provided for in paragraph (a) above, does not exceed eighty percent (80%) of the sum of the remaining economic useful life of the building and site improvements and the prior number of years of the Lease Term (including the Interim Term, Base Term and all extended terms provided for in paragraph (a) above) and (ii) would end, prior to the point at which the remaining fair market value (without taking into account inflation or deflation, but taking into account any costs to the Landlord to obtain possession of such property) of the building and site improvements equals or exceeds twenty percent (20%) of Owner Trustee's Purchase Price applicable to such building and site improvements as set forth in Schedule C of the Purchase Agreement. Such appraisal shall be completed prior to the sixth (6th) month after Tenant's notice of its intent to exercise an option to extend under this paragraph (c) and no earlier than twelve (12) months prior to the expiration of the last extended term provided for in paragraph (a) above. Basic Rent for each of any such additional extended terms shall be fair market value rent determined by an appraisal conducted pursuant to Article 45 hereof, absent agreement.
Termination Value for each of the additional renewal terms pursuant to this paragraph (c) shall be that in effect on the last day of the Base Term.

          (d) In the event Tenant has elected not to renew the Lease upon the expiration of the Base Term or any renewal term, Tenant shall have the one-time option to extend the Lease Term for such period of time as shall cause the last day of the Lease Term to be the January 31 next succeeding the date upon which the Lease Term would expire but for the exercise of this option, subject in all events to the maximum term available under the Ground Lease. This option shall be deemed to have been exercised by Tenant unless Landlord shall have received irrevocable notice from Tenant to the contrary not less than eighteen (18) months prior to the expiration of the Base Term of this Lease or not less than nine (9) months prior to the expiration of the Lease Term as extended (determined without regard to this section (d)). Basic Rent during this additional option period shall be the same rental payable under the terms of this Lease with respect to the last year of the immediately preceding term and shall be payable in advance or arrears on the same basis as Basic Rent in the last year of the immediately preceding term except that Basic Rent shall be prorated upon a daily basis for the additional period and Termination Value shall be that in effect on the last day of the Base Term, provided, however, that if the additional option period extends beyond the expiration of the Estate for Years, Basic Rent shall include the rent payable under the Ground Lease during such additional option period, which shall be paid as and when due under the Ground Lease, with a prorated amount thereof (calculated on a daily basis) due on such January 31.

     9.   Repairs and Maintenance.

          (a) Tenant shall make and pay for all maintenance, replacement and repair of the Demised Premises on a timely basis whether foreseeable or not foreseeable, including roof repair and replacement, necessary to keep all of the Demised Premises, both structural and non-structural portions, in the state of repair and tenantable condition as when delivered hereunder, ordinary wear and tear excepted, consistent with the standard of maintenance employed by Tenant as of the date of this Lease with respect to similar properties owned or leased by Kmart and located in the general geographic area where the Demised Premises is located, applicable Laws, Environmental Laws (as defined in Article 12), standards of health and safety required by applicable public authorities and private insurers and the insurance policies required by Articles 7 and 14 hereof, and in keeping with the objective of preserving the fair market value and useful life of the Demised Premises.

          Tenant shall pay for all of the costs of maintaining the Common Areas and common facilities located on the Demised Premises, including, but not limited to, the following: All amounts paid for (1) cleaning and re-striping the parking areas, sidewalks and driveways; (2) repairing, maintaining and replacing paved areas; (3) maintaining, repairing and replacing planted or landscaped areas; (4) lighting of parking lot including repair, replacements and maintenance of bulbs and lighting standards within said Common Areas and lighting fixtures affixed to any building; (5) paying all wages and salaries of persons directly and actually performing services described herein; (6) removing rubbish; and (7) removing of ice, snow and mud.

          (b) During the Lease Term, notwithstanding that title to the Demised Premises has been transferred to Landlord, Tenant acknowledges and agrees that, in addition to Tenant's obligations under this Lease, Tenant shall comply with all of the terms and conditions of, perform all obligations of the owner of the Demised Premises (and is designated as "Owner" as contemplated under the applicable REA solely for the limited purpose of performing "Owner" obligations under the REA) and pay all expenses which the owner of the Demised Premises shall be required to pay in accordance with (i) all of the Permitted Exceptions as defined in the Purchase Agreement, and (ii) the Permitted Liens described in clause (f) of the definition thereof ((i) and (ii) herein collectively referred to as the "REA"). Without limiting the foregoing, in the event the responsible party fails to perform its obligations under the REA with respect to the Common Areas, Tenant shall perform such obligations and shall charge the responsible party with the obligations thereunder.

          Tenant agrees to provide notice to the responsible parties under the REA such that the responsible parties shall also notify Landlord of any event which triggers an obligation to provide Tenant with notice under the terms of the REA.

          Tenant shall be entitled to retain any and all sums paid to it as result of performing the duties and obligations of the responsible party under the REA. Tenant's obligations under this Article 9(b) shall extend to any amendments or modifications of the REA, but only to the extent Tenant has consented to such amendments or modifications or such amendments or modifications have arisen by operation of law.

     10.  Alterations and Additional Construction.

          (a) Provided no Material Default or Event of Default hereunder has occurred and is continuing, Tenant may, at its own expense, from time to time make such alterations and additions, structural or otherwise, in and to any building as it may deem necessary or suitable and erect or construct additional buildings or structures on and within any portion of the Demised Premises; provided, however, that Tenant shall not have the right (i) to demolish any building in its entirety unless approved by Landlord in writing, which approval shall not be unreasonably withheld if (x) the existing building is to be replaced promptly and with due diligence within eighteen (18) months of such demolition and in any event no later than six (6) months prior to the end of the then current Lease Term with a building of at least equivalent fair market value and remaining useful life as the demolished improvements immediately prior to such demolition (assuming the Demised Premises was being maintained in accordance with the terms of this Lease until such time) and without cost or liability to Landlord or Remainderman Trustee, and (y) the long term senior unsecured debt securities of Tenant shall then be rated in one of the generic rating categories that signify "investment grade" by at least two nationally recognized statistical rating organizations and Tenant shall then meet the Net Worth Standard, or (ii) to make any such alterations, additions, or erect or construct additional buildings or additional structures which would diminish the fair market value or remaining useful life of the Demised Premises immediately prior to such alteration, addition, or construction of additional buildings or structures (assuming the Demised Premises was being maintained in accordance with the terms of this Lease until such time), increase the risk of liability to Tenant, Landlord, Owner Participant, Remainderman Trustee or Remainderman Participant under any Environmental Laws (as defined in Article 12 hereof) or cause the Demised Premises to be characterized as limited use property (as described in Section
4.09 of Revenue Procedure 75-28 or Revenue Procedure 76-30); and provided further that Tenant shall provide written notice to Landlord together with its drawings and specifications for new structures, structural alterations, additions or additional buildings or structures. With respect to any new structures, structural alterations, additions or additional buildings or structures permitted pursuant to this Article 10, Tenant shall certify that: (x) the new structures, and structural alterations, additions or additional buildings or structures shall be built under the supervision of a certified architect, (y) the structural integrity of the existing buildings will not be impaired by such work, (z) Tenant is complying with all applicable Laws and the requirements of the Permitted Exceptions and the Permitted Liens described in clause (f) of the definition thereof, (xx) Tenant has obtained any licenses, permits, authorizations and approvals required, copies of which shall be delivered to Landlord upon request, and (yy) such new structures, structural alterations, additions or additional buildings or structures or the results of such demolition will not encroach upon (or with respect to demolitions, cause any damage to) any adjacent premises. With respect to demolitions, Tenant shall certify, with respect to buildings not demolished, the substance of subclause
(y) of the immediately preceding sentence, and, with respect to buildings being demolished, the substance of subclauses (z) and (xx) of the immediately preceding sentence. Tenant shall be entitled to proceed with such structural alterations, additions or additional buildings or structures unless Landlord shall have notified Tenant within fifteen (15) days after its receipt of Tenant's notice that, in Landlord's reasonable opinion, such new structures, structural alterations, additions or additional buildings or structures would diminish the fair market value or remaining useful life of the Demised Premises immediately prior to such structural alteration, addition, or construction of new structures, additional buildings or structures (assuming the Demised Premises was being maintained in accordance with the terms of this Lease until such time), increase the risk of liability to

Tenant, Landlord, Owner Participant, Remainderman Trustee or Remainderman Participant under any Environmental Laws or cause the Demised Premises to be characterized as limited use property (as described in Section 4.09 of Revenue Procedure 75-28 or Revenue Procedure 76-30). In the event of a dispute with regard to the diminution of fair market value or remaining useful life, an appraisal shall be performed in accordance with the procedures of Article 45 hereof, and the result of the appraisal as to the expected diminution, if any, of fair market value or remaining useful life shall be binding upon the parties. The term "structural alterations," as used herein, shall not include moving of non-load bearing partitions, minor plumbing and electrical work, or modification and rearrangement of Tenant's fixtures or other minor changes of a similar nature. Landlord, at Tenant's cost (i.e. at no after-tax cost to Landlord or Owner Participant), shall cooperate with Tenant in securing building and other permits or authorizations required from time to time for any work permitted hereunder or installations by Tenant.

          (b) The provisions of this Lease shall apply to and shall govern Tenant's rights and obligations with respect to all such new structures, alterations, additions, additional buildings or structures and the same shall be considered part of the Demised Premises. All Assessments levied thereon shall be paid by Tenant as provided in this Lease. Tenant shall be required to maintain liability and property insurance on said additional improvements (or to self-insure) in the same manner as is required in this Lease. In the event Tenant constructs any such additions or additional buildings or structures, Landlord shall not be obligated to furnish additional parking areas in substitution of areas thereby built over.

          (c) In connection with any alterations, additions or erection of additional improvements or demolition and replacement thereof, Tenant shall perform and complete all work in a first class workmanlike manner in compliance with applicable Laws. Tenant shall maintain at all times during construction all risk builders insurance in an amount equal to the value of the improvements or replacement building, as the case may be, and comprehensive general liability insurance naming Landlord, Owner Participant, Remainderman Trustee and Remainderman Participant and Landlord's mortgagee as additional insureds.

          Tenant shall be entitled to self-insure with respect to the insurance required by the immediately preceding paragraph during such time that Tenant meets the Net Worth Standard.

          (d) All alterations, additions or additional buildings or structures or replacements thereof made or erected by Tenant on the Demised Premises shall without further act become the property of Landlord and Landlord shall not be required to compensate Tenant therefor; provided, however, Tenant may claim all tax benefits and incidents attendant thereto as lessee thereof which Tenant is entitled to claim under applicable tax law. Tenant will execute any necessary deed or bill of sale required to convey title thereto to Landlord.

          (e) All such work shall be completed with diligence prior to the expiration of the then current Lease Term, but if such work is not completed prior to expiration of the Lease Term and if additional time is required to complete such work and Tenant otherwise does not extend the Lease Term as provided in Article 8 hereof, the Lease Term shall automatically be extended on a month to month basis until completion of such work in full (and Basic Rent during such additional period shall be the same rental payable under the terms of this Lease with respect to the last year of the immediately preceding term prorated on a monthly basis and shall be payable in advance or arrears on the same basis as Basic Rent in the last year of the immediately preceding term, together with any rent payable under the Ground Lease, payable as and when due thereunder on a prorated basis).

     11.  Utilities.

          Tenant shall pay all charges for all utilities (including, without limitation, gas, water, oil, sewage, telephone and electricity) furnished to the Demised Premises during the Lease Term. Tenant acknowledges and agrees that it shall obtain and use its best efforts to maintain service with respect to all such utilities at the Demised Premises.

     12.  Governmental Regulations.

          (a) Tenant shall observe and comply in all respects with all requirements of laws, rules, codes, orders and regulations of the federal, state and municipal governments or other duly constituted public or quasi-public authority applicable to the Demised Premises and the use and occupancy thereof (collectively, "Laws") including, but not limited to, all Environmental Laws and the Americans With Disabilities Act ("ADA"), as amended from time to time, together with all regulations promulgated thereunder. Tenant shall make all alterations or changes to the Demised Premises, subject to Article 10 hereof, as may be required from time to time to comply with applicable Laws. Such alterations or changes shall be made in compliance with and shall be governed by
Article 10 and title thereto shall immediately vest in Landlord.

          (b) Tenant shall also comply in all respects with all Environmental Laws now or hereafter applicable to the Demised Premises, or the use, modification, maintenance or operation thereof, and shall have sole responsibility for the costs and expenses, including legal and other professional fees and expenses and costs of investigation associated with such compliance, including compliance with any such Environmental Law directed to

Landlord, Owner Participant, Remainderman Trustee or Remainderman Participant or to which Landlord, Owner Participant, Remainderman Trustee or Remainderman Participant may become subject with respect to the Demised Premises. For purposes of this Lease, "Environmental Laws" shall mean all federal, state, and local laws, statutes, common laws, ordinances, rules, regulations, requirements, permits, authorizations, licenses, approvals, criteria, guidelines, and judicial and administrative orders, decrees, or judgments, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof, relating to the regulation and protection of human health, safety, the environment and natural resources including, without limitation, laws (and all other items recited above) relating to emissions, discharges, releases, threatened releases or remediation of, or any response or corrective action related to, Hazardous Materials (as defined in Article 38) or otherwise relating to the generation, presence, use, treatment, storage, recycling, disposal, transport, or handling of or exposure to Hazardous Materials. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"); the Resource Conservation and Recovery Act ("RCRA"); the Federal Insecticide, Fungicide, and Rodenticide Act; the Toxic Substances Control Act; the Clean Air Act; the Federal Water Pollution Control Act; the Oil Pollution Act of 1990; the Endangered Species Act; the National Environmental Policy Act; the Hazardous Materials Transportation Act; the Occupational Safety and Health Act; and the Safe Drinking Water Act; each as amended from time to time, and each of their state and local counterparts or equivalents.

          For purposes of this Lease, "Environmental Claims" shall mean any and all actions or causes of action, suits, damages (including punitive damages), obligations, liabilities, losses, proceedings, decrees, judgments, fines, penalties, fees, demands, demand letters, investigations, orders, directives, claims (including any claims involving liability in tort, strict, absolute or otherwise), liens, notices of non-compliance or violation, and legal and expert fees or costs of investigations or proceedings, relating in any way to or arising from any Environmental Law, including, without limitation, the presence, storage, emission, discharge or release or threatened release (or alleged presence, storage, emission, discharge or release or threatened release) into the environment of any Hazardous Materials, including, without limitation, and regardless of the merit of such Environmental Claim, any and all Environmental Claims by any governmental or regulatory authority or by any third party for enforcement, cleanup, removal, containment, restoration, corrective action, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law or any alleged injury or threat of injury to human health, safety, the environment or natural resources.

          (c) Tenant shall not suffer or permit the attachment of any Environmental Lien to the Demised Premises. For purposes of this Lease, "Environmental Lien" shall mean a lien in favor of any Governmental Authority for any (a) liability under any Environmental Laws, or (b) damages arising from, or costs incurred by, such Governmental Authority in response to the presence or release or threatened release of any Hazardous Materials into the environment, except for any lien arising as a result of the existence of an obligation to undertake remedial or corrective action, and which expires as a matter of law upon completion of such remedial or corrective action, provided that such exception shall apply only so long as such remedial or corrective action is being contested or pursued and performed in accordance with the applicable terms of this Lease. Tenant's obligations under this clause (c) shall be in addition to, and shall in no way be construed as a limitation of, Tenant's obligations under Article 19 of this Lease.

     13.  Landlord to Grant Easements, Dedications, Etc.

          Provided that no Material Default or Event of Default hereunder has occurred and is continuing, Landlord does hereby and shall, by a separate instrument if requested by Tenant, from time to time, upon thirty (30) days' prior written notice to Landlord and at the request of Tenant and at Tenant's cost and expense (i.e. at no after-tax cost to Landlord or Owner Participant), irrevocably appoint Tenant the attorney-in-fact, coupled with an interest, of Landlord during the Lease Term, subject to the proviso contained in this sentence, and the provisions of the succeeding sentence, with full power and authority to perform the following acts: (i) grant easements and other rights in the nature of easements, (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Demised Premises, (iii) dedicate or transfer unimproved portions of the Demised Premises for road, highway or other public purposes, (iv) execute petitions to have the Demised Premises annexed to any municipal corporation or utility district, (v) execute amendments to any covenants and restrictions affecting the Demised Premises, and Landlord shall execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Demised Premises); provided, however, that the rights granted to Tenant pursuant to the provisions of this paragraph are subject to thirty (30) days' prior written notice to Landlord which notice shall include (x) a certificate of an authorized officer of Tenant (A) describing such grant, release, dedication, transfer, petition or amendment, (B) stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Tenant on the Demised Premises and does not impair the usefulness of the Demised Premises for the purposes contemplated and permitted hereby, or reduce the fair market value or remaining useful life of the Demised Premises immediately prior to such grant, release, dedication, transfer, petition or amendment (assuming the Demised Premises was being maintained in accordance with the terms of this Lease until such time), or impair the Landlord's or Owner Participant's or any of their respective assignees interest in the Demised Premises, or cause the Demised Premises to be characterized as limited use property (as described in Section 4.09 of the Revenue Procedure 75-28 or Revenue Procedure 76-30, and (C), the consideration, if any, being paid for such grant, release, dedication, transfer, petition or amendment and (y) duly authorized and binding unconditional undertakings of Tenant that it will remain obligated hereunder to the same extent as if such grant, release, dedication, transfer, petition or amendment had not been made (including, without limitation, the obligation to pay all Rent in accordance with the terms hereof), and that Tenant will perform all obligations of Landlord under such instrument. In the case of those grants, releases, dedications, transfers or amendments referred to in subparagraphs (i),
(iii) and (v) of the preceding sentence, the prior written approval of Landlord shall be required (which approval shall not be unreasonably withheld or delayed), provided if Tenant requests such approval in writing and Landlord has not approved or disapproved the same within thirty (30) days of such request, it shall be deemed approved, and provided further, if such grants, releases, dedications, transfers or amendments do not by their respective terms extend beyond the expiration or earlier termination of this Lease, the approval of Landlord shall not be required. The consideration, if any, received by Landlord or Tenant for such grant, release, dedication, transfer, petition or amendment shall be applied pursuant to Article 15, as if such consideration were net proceeds from an event of Condemnation.

     14.  Insurance; Damage to Demised Premises.

          (a) From and after the commencement of the Lease Term, Tenant shall insure the buildings and improvements on the Demised Premises, including Tenant's buildings, against damage or destruction by fire and other casualties under a policy of insurance including broad form, extended coverage all risk endorsements, including but not limited to fire, theft, flood, water damage, collapse, windstorm, hail, boiler & machinery (if objects exist), lightning, explosion, falling objects (i.e. aircraft), back-up & seepage of sewers and drains, and business interruption together with such additional insurance maintained by Tenant with respect to similar properties owned or leased by Tenant and located in the state and general geographic area where the Demised Premises is located, or if there are no such similar properties, as is generally maintained by Tenant, taking into account geographical differences. Such endorsements shall be subject to annual review by Landlord to identify additional coverages payable by Tenant made necessary by market conditions or made available by insurers of similar improvements for risks now or hereafter deemed commercially reasonable to insure. Said insurance shall be in an amount equal to not less than one hundred percent (100%) of the full insurable replacement value of the Demised Premises. In no event shall the deductible amount under such policies of insurance exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate. At any time during the Lease Term that Tenant is not self-insuring pursuant to the terms of this Article, Tenant shall obtain at its sole cost and expense and deliver to Landlord, upon Landlord's request but not more than once in every five (5) year period, an independent appraiser's or engineer's certification of the full replacement cost of the Demised Premises, which certificate shall be relied upon by Landlord and Tenant solely for the purpose of establishing such full replacement cost for the purposes of this Article 14(a) only.

          (b) Landlord, Owner Participant and Landlord's mortgagee (including the Indenture Trustee) shall be named as loss payees and additional insureds thereunder. All required insurance policies shall bear endorsements to the effect that Landlord, Owner Participant and Landlord's mortgagee and ground lessor (if any) shall be notified not less than thirty (30) days in advance of modification or cancellation thereof and that Tenant has waived any right of recovery from Landlord. Each such policy shall specifically provide that:

          (i) each such additional insured party shall be notified promptly in writing of any default in the payment of premiums;

          (ii) the insurer, upon its knowledge of any other act or omission on the part of any Person which might invalidate or render unenforceable such policy, will promptly notify in writing each such additional insured party;

          (iii) no cancellation, lapse, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each such additional insured party of written notice thereof by certified mail;

          (iv) the interests of each such additional insured party will be insured regardless of any action or inaction of Tenant or another insured under such policy or any breach or violation by Tenant or any other Person of any warranties, declarations or conditions contained therein;

          (v) no such additional insured party (other than Tenant) shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance (but that any such additional insured party shall have the right to pay any such amounts);

          (vi) the insurer thereunder, in the event of payment under such policy, waives its rights of recovery against any Person to which or to whom coverage is afforded under such policy, any Person with majority ownership interest of or by any such additional insured party, and any Person to whom a written waiver has been granted by any such additional insured party prior to loss, but the insurer's waiver shall apply only in respect of operations insured by such policy and shall not be construed to be a waiver in respect of other operations of such Person in which such additional insured party has no contractual interest;

          (vii) such insurance shall be primary without right of contribution from any other valid, existing or applicable insurance carried by or on behalf of any additional insured party;

          (viii) except with respect to the limits of the insurance under each policy, and any rights or duties specifically assigned in the coverage parts thereof to Tenant, the insurance applies as if each additional insured party were the only named insured; and

          (ix) there is no condition to disbursements based on actual restoration of the Demised Premises.


          All insurance companies providing such insurance shall also have a Standard & Poors Rating Group claims paying ability rating of at least BBB- and a Moody's Investor's Services, Inc. claims paying ability rating of at least Baa.

          Copies of such insurance policies or certificates evidencing the existence thereof so endorsed, or a certificate of self-insurance evidencing Tenant's election to self-insure such obligations, shall be promptly delivered to Landlord and Indenture Trustee prior to commencement of the Lease Term and at least thirty (30) days prior to the expiration of any policy. Any policy of insurance shall be issued by an insurance company licensed to do business in the state where the Demised Premises are located rated in the Best's Insurance Guide as not less than an A+ "rating classification" and with a VIII "financial size category," or better or rated by a successor agency at comparable ratings. At any time during the term of this Lease that either respective rating shall fall below A+ or VIII (or such comparable ratings of any successor agency), Tenant shall obtain insurance from a replacement insurer carrying an A+ and VIII rating or comparable rating.

          (c) Tenant shall deliver to each additional insured party prior notice of any proposed change in insurance arrangements that Tenant intends to put into effect which differs in any material respect from the insurance arrangements in effect prior to such proposed change.

          (d) On each policy anniversary, Tenant shall furnish to the additional insured parties a certificate reasonably satisfactory to such additional insured parties showing in reasonable detail the insurance maintained by or on behalf of Tenant pursuant to this Article (including identification of underwriters, type of insurance, coverage limits, annual aggregate limits, if any, and the policy term), naming the additional insured parties as additional insureds and loss payees.

          (e) Tenant shall be entitled to self-insure its aforesaid insurance obligations at any time that Tenant meets the Net Worth Standard.

          (f) Irrespective of the cause thereof, Landlord shall not be liable for any loss or damage to said buildings resulting from fire, explosion or any other casualty. In the event of Tenant's failure to obtain or maintain the insurance called for under this Lease, Landlord shall have the right, together with Landlord's remedies set forth herein, to obtain the policies of insurance required under this Lease and to bill Tenant for the premium payments therefor, together with interest at the Default Rate. Landlord shall have no obligation to maintain insurance of any nature or type whatsoever on the Land described in Exhibit A, any improvements thereon owned by Landlord or Tenant or the Demised Premises and neither Tenant nor Tenant's insurer shall have any rights to direct actions or subrogation against any policy of insurance obtained by Landlord.

          (g) In the event that, at any time during the Lease Term, the building and/or site improvements included in the Demised Premises shall be damaged or destroyed (partially or totally) by fire, the elements or any other casualty, whether insured or not, Tenant shall without abatement of Rent, at its expense, promptly and with due diligence and without regard to its receipt of insurance proceeds or the sufficiency thereof, repair, rebuild and restore the same as nearly as practicable to the condition existing just prior to such damage or destruction (assuming compliance with the terms of this Lease) consistent with the maintenance and repair obligations of Tenant in Articles 9 and 10 of this Lease. Provided that Tenant has not given the notice in Article 14(h), at any time that Tenant meets the Net Worth Standard or in the event of a loss below Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), and provided further that no Material Default or Event of Default has occurred and is continuing, insurance proceeds shall be released to Tenant for restoration and repair; otherwise the Proceeds Trustee (as hereinafter defined) shall have the right to receive any insurance settlement fund in escrow subject to disbursement pursuant to the terms set forth in Article 16 hereof.

Tenant shall complete such restoration promptly and in any event prior to the expiration of the then current Lease Term, but if additional time is required to complete such work and Tenant otherwise does not extend the term of this Lease as provided in Article 8 hereof, the Lease Term shall automatically be extended on a month to month basis until completion of such work in full (and Basic Rent during such additional period shall be the same rent payable under the terms of this Lease with respect to the last year of the immediately preceding term prorated on a monthly basis, payable in advance or arrears on the same basis as Basic Rent in the last year of the immediately preceding term, together with any rent payable under the Ground Lease, payable as and when due thereunder, on a prorated basis). Tenant shall use diligent and reasonable efforts to complete such work as soon as possible.

          (h) Notwithstanding the foregoing paragraph, in the event of a substantial or total casualty of such building or improvements, Tenant may give irrevocable written notice to Landlord and Remainderman Trustee within thirty
(30) days after such damage or destruction of its intention to terminate this Lease and Tenant shall simultaneously make and deliver to Landlord Tenant's Purchase Offer in accordance with Article 40 hereof. In the event Landlord rejects Tenant's Purchase Offer pursuant to Article 40, an amount equal to all proceeds of insurance or self-insurance, as the case may be, and, with respect to any pending claim, an assignment of such pending claim shall be paid to Landlord on the Purchase Offer Termination Date together with the amount of any deductible under such insurance and together with all other amounts specified in
Article 40(c). In the event Landlord accepts Tenant's Purchase Offer and provided the parties have satisfied their obligations under Article 40, all such insurance proceeds shall be paid to Tenant on the Purchase Offer Termination Date.

     15.  Eminent Domain.

          (a) In the event of (i) a permanent Condemnation of all of the Demised Premises, (ii) a temporary Condemnation of all or any portion of the Demised Premises, or a permanent Condemnation of any substantial portion of the Demised Premises (which, in either case, is sufficient in Tenant's good faith judgment to render the Demised Premises unsuitable for the use and occupancy of Tenant), or (iii) a Condemnation of the points of ingress-egress to public roadways such that they shall be materially impaired (with no reasonable replacement points of ingress-egress provided so as to render the Demised Premises unsuitable for its intended use), Tenant shall deliver to Landlord Tenant's Purchase Offer in accordance with Article 40 hereof within thirty (30) days (or, with respect to a Condemnation of less than all the Demised Premises, ninety (90) days) after the entry of a final order of taking. In the event Landlord rejects Tenant's Purchase Offer pursuant to Article 40 and provided that the parties have satisfied their obligations under Article 40, the Condemnation proceeds (less proceeds due the Remainderman Trustee, if any) shall be paid to Landlord on the Purchase Offer Termination Date, together with all other amounts specified in Article 40(c) (except as otherwise provided in paragraph (d) below). In the event Landlord accepts Tenant's Purchase Offer pursuant to Article 40 and provided that the parties have satisfied their obligations under Article 40, Landlord shall assign the Condemnation proceeds (less proceeds due the Remainderman Trustee, if any) to Tenant on the Purchase Offer Termination Date.

          For purposes hereof, a "Condemnation" shall mean a condemnation, confiscation, seizure, requisition or other taking or sale of the use or occupancy of, or title to the Demised Premises pursuant to the power of eminent domain or through a deed in lieu of condemnation.

          (b) In the event of a Condemnation of any portion of the Demised Premises constituting less than a substantial portion of the Demised Premises or a Condemnation of a substantial portion that does not, in Tenant's good faith judgment, render the Demised Premises unsuitable for the use and occupancy thereof by Tenant, this Lease shall continue as to that portion of the Demised Premises which shall not have been so taken, but without abatement of Basic Rent, in which event Tenant shall promptly and with due diligence restore the Demised Premises to as nearly as practicable the condition which existed just prior to such Condemnation (assuming compliance with the terms of this Lease), consistent with the maintenance and repair obligations of Tenant under Articles 9 and 10 hereof. Provided that no Material Default or Event of Default hereunder has occurred and is continuing, at any time that Tenant meets the Net Worth Standard or in the event of an award of less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), the portion of the Condemnation award (after reduction in respect of proceeds due the Remainderman Trustee, if any) not in excess of the projected cost of such restoration shall be released to Tenant for restoration; otherwise the Proceeds Trustee shall take possession of such award to disburse payment to Tenant pursuant to the terms set forth in
Article 16 hereof. Tenant shall complete such restoration promptly and in any event prior to the expiration of the then current Lease Term, but if additional time is required to complete such work and Tenant otherwise does not extend the Lease Term as provided in Article 8 hereof, the Lease Term shall automatically be extended on a month to month basis until completion of such work in full and Basic Rent during such additional period shall be the same rental payable under the terms of this Lease with respect to the last year of the immediately preceding term prorated on a monthly basis and shall be payable in advance or arrears on the same basis as Basic Rent in the last year of the immediately preceding term, together with any rent payable under the Ground Lease, payable as and when due thereunder, on a prorated basis. Tenant shall use diligent and reasonable effort to complete such work as soon as possible.

          (c) Without limiting the foregoing, in the event a portion of the Land shall be subject to a permanent Condemnation by public or quasi-public authority, Tenant shall make reasonable efforts to substitute equivalent and similarly improved lands reasonably acceptable to Landlord contiguous to and properly integrated with the remainder of the site depicted on Exhibit B. Any substitute land together with the remaining Demised Premises shall meet the standards and requirements set forth in Article 41 hereof. Tenant shall be entitled to receive the Condemnation award (less proceeds due the Remainderman Trustee, if any) to the extent required to acquire substitute land subject to the rights of Landlord's mortgagee as above stated. Any such land acquired by Tenant shall be part of the Demised Premises subject to this Lease and shall be subjected to the lien of the Indenture, and interests in such substitute land equivalent to the Estate for Years and related options or Landlord's rights under the Ground Lease shall vest in Landlord subject to this Lease. Tenant shall take all actions necessary to vest title, and to protect such vested title, to such land in Landlord and Remainderman Trustee.

          If Tenant shall be unable to substitute such lands and if one or more Condemnations shall in total deprive Tenant of any substantial portion of the Demised Premises which is sufficient in Tenant's good faith judgment to render the remaining portion thereof unsuitable for the use or occupancy of Tenant, then, in such event, subsection (a) of this Article 15 above shall apply.

          (d) Tenant's obligation to restore the Demised Premises in the event of a partial taking is not conditioned upon the adequacy of the Condemnation proceeds to complete such restoration. In the event of an inadequate award, the amount of such award held by the Proceeds Trustee shall be disbursed pro rata until completion of restoration pursuant to the terms set forth in Article 16 hereof. Tenant shall fund the deficits in the pro rata progress payments disbursed by the Proceeds Trustee in accordance with Article 16 hereof. In the event the Condemnation proceeds (less proceeds payable to the Remainderman Trustee, if any) exceed the actual cost of restoration or acquisition of substitute land in accordance with Article 15(c), any such excess shall be paid to Landlord and Tenant, as their interests may appear.

     16.  Insurance Proceeds, Claims Settlement.

          (a) In the event of loss or damage to the Demised Premises, Tenant shall promptly notify Landlord thereof in writing and shall prepare and present timely claims (unless Tenant is at the time self-insuring the risk for which such claim would be presented) to the appropriate insurers on behalf of Tenant, Landlord, Owner Participant and Landlord's mortgagee. Unless

Landlord has rejected Tenant's Purchase Offer made in accordance with Article 14(h), Tenant shall adjust and settle such non-self-insured claim, provided that if Tenant has failed to settle such claims within three (3) years of the event of loss or damage, then Landlord and/or its mortgagee shall have the right to adjust and settle such claims. At any time (i) Tenant does not meet the Net Worth Standard and the claim for damage to the Demised Premises involves net proceeds of more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), or (ii) if a Material Default or Event of Default has occurred and is continuing, no settlement shall be made without Landlord's consent, which will not be unreasonably withheld or delayed, and Landlord and its mortgagee shall be entitled to participate in the adjustment process. Tenant's obligations under Articles 14(g) and 14(h) hereof shall remain in full force and effect and shall be unaffected by Tenant's failure to file, adjust and settle any claim.

          (b) Provided that Tenant has not given the notice in Article 14(h), in the event the net proceeds of any such claim are not in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), and provided further that no Material Default or Event of Default hereunder has occurred and is continuing, such proceeds shall be payable to Tenant. Provided that Tenant has not given the notice in Article 14(h), in the event the net proceeds are in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and Tenant does not meet the Net Worth Standard, or if a Material Default or Event of Default hereunder has occurred and is continuing such sum shall be paid to Indenture Trustee, or at such time as Landlord's Debt is no longer outstanding, to such other person mutually agreeable to Landlord and Tenant (Indenture Trustee or such other person is herein called the "Proceeds Trustee") as trustee for Landlord and Tenant and disbursed in the manner hereinafter provided. Such insurance proceeds shall be deposited in an interest bearing account and shall be distributed to Tenant upon progress of completion of restoration, repair, replacement or rebuilding, provided no Material Default or Event of Default has occurred and is continuing hereunder. Such insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee upon receipt by Landlord and Proceeds Trustee of the following:

               (1) A certificate signed by Tenant, dated not more than thirty
     (30) days prior to the application for such disbursement, setting forth in substance the following:

                    (i) that the sum then requested to be disbursed either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered and furnished certain labor and materials for the work; giving a brief description of such services and materials and the principal subdivisions or categories thereof and the amounts so paid or due to each of said persons in respect thereof, and stating the progress of the work up to the date of said certificate;

                    (ii) that the sum then requested to be disbursed, plus all sums previously disbursed, does not exceed the cost of the work as actually accomplished up to the date of such certificate;

                    (iii) that except for the amounts, if any, stated in said certificate pursuant to the foregoing clause (i) of this paragraph to be due for services or materials, there is no outstanding indebtedness known to the person signing the certificate, after due inquiry, which is then due and payable for work, labor, services and materials in connection with the work, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's statutory or similar lien upon Tenant's leasehold estate or Tenant's or Landlord's interest in the Demised Premises or any part thereof;

                    (iv) that all materials and all property described in the certificate are free and clear of all liens and encumbrances except for Permitted Liens (as hereinafter defined); and

                    (v) that the amount remaining in the possession of the Proceeds Trustee after disbursement of the sum then requested at least equals the estimated unpaid costs to complete work (and if insufficient funds remain, Tenant shall deposit additional funds with the Proceeds Trustee sufficient to enable Tenant to make the foregoing certification).

               (2) Evidence reasonably satisfactory to the Proceeds Trustee and Landlord showing that there has not been filed with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Demised Premises or any part thereof any vendor's, mechanic's, laborer's or materialmen's statutory or similar lien which has not been discharged of record other than Permitted Liens, except such as will be discharged upon payment of the amount then requested to be disbursed, or such as to which there has been obtained affirmative title insurance coverage over such liens.

               (3) Lien waivers from each person entitled to a mechanics' or materialmen's lien against the Demised Premises by reason of such work, or affirmative title insurance over all such inchoate liens.

     Upon compliance with the foregoing provisions, the Proceeds Trustee shall, out of the deposited sums, disburse to the persons named in the certificate the respective amounts stated in said certificate to be due to them and/or shall disburse to Tenant the amount stated in said certificate to have been paid by Tenant.

          (c) At any time after the completion in full of the work, the whole balance of the deposited sums not theretofore disbursed pursuant to the foregoing provisions of this Article 16 shall be disbursed, subject (with respect to Condemnation proceeds) to the provisions of Article 15, to or upon the order of Tenant, upon receipt by the Proceeds Trustee of (1) a certificate signed by Tenant, dated not more than thirty (30) days prior to the application of such disbursement, setting forth in substance the following to the best knowledge of Tenant, after due inquiry, (i) that the work has been completed in full in compliance with this Lease; (ii) that all amounts which Tenant is or may be entitled to have disbursed under the foregoing provisions of this Article 16 on account of services rendered or materials furnished in connection with the work have been disbursed under said provisions, and (iii) that all amounts for whose payment Tenant is or may become liable in respect of the work have been paid in full except to the extent, if any, of any retainage and which retainage shall be applied to the final payments of the amounts due, (2) a copy of the "as built" drawings of the improvements on the Demised Premises, which drawings shall be delivered to Landlord, (3) an official search or a certificate of a title company reasonably satisfactory to the Indenture Trustee and Landlord showing that there has not been filed with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Demised Premises or any part thereof, any vendor's, mechanic's, laborer's or materialmen's statutory or similar lien other than Permitted Liens which have not been discharged of record or for which affirmative insurance has been provided, and (4) a final certificate of occupancy or equivalent governmental approval. If Tenant is holding proceeds or at the time of the casualty was self-insuring, promptly following completion in full of the work, Tenant shall deliver to Landlord and Indenture Trustee the items described in clauses (1)-(4) of this paragraph (c).

          Any insurance proceeds remaining after completion of the reconstruction as specified shall be paid to Tenant. If the conditions for the release of money to Tenant are not met after a period of three (3) years after the date of completion of reconstruction (such three-year period to be extended by the length of any delay caused by reasons beyond the control of Tenant), any funds held by the Proceeds Trustee shall be disbursed to the Indenture Trustee.

     17.  Use, Assignment and Subletting.

          The Demised Premises may be used for any lawful purposes (in compliance with the Permitted Exceptions) provided that Tenant obtains, maintains in full force and effect and complies with all licenses, permits and authorizations from any applicable governmental or regulatory authorities necessary for such use, occupancy or operation of the Demised Premises and provided further, that neither the Demised Premises nor any portion thereof shall be used for the handling, processing, storage or disposal of Hazardous Materials, nor shall there be installed on the Demised Premises any underground tank or other underground storage receptacle for Hazardous Materials, except in each case as may be incidental to the conduct of Tenant's business as currently conducted on the Demised Premises, except that no use may be made (whether by Tenant or any assignee or subtenant of Tenant or otherwise) which: (i) is a public nuisance, (ii) causes the Demised Premises to become "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code, as amended, or any successor statute thereto (the "Code") or "tax-exempt bond financed property" within the meaning of Section 168 (g)(5) of the Code, (iii) would void any certificate of occupancy required for the Demised Premises, (iv) makes it impossible to obtain or results in the cancellation of policies of insurance required by this Lease, or (v) increases the risk of environmental liability to Landlord or Remainderman Trustee, provided, however (without limiting Tenant's obligations under Articles 12 and 38), that any retail or office use shall not be deemed to increase the risk of environmental liability for purposes of this provision so long as Tenant, any assignee or subtenant relating to such retail or office use shall comply with the first two provisos of this Article 17.

          Tenant may assign this Lease in whole but not in part or sublet the whole or any part of the Demised Premises provided (i) no Material Default or Event of Default hereunder has occurred and is continuing, (ii) that such assignment or sublease shall be expressly subject and subordinate to this Lease,
(iii) that Tenant shall remain fully and primarily liable for the performance of Tenant's obligations hereunder and in respect of any of its obligations under any of the other Operative Documents and Tenant shall so affirm in writing if so requested by Landlord, (iv) Tenant may not without first obtaining Landlord's consent assign this Lease, or sublease all or any portion of the Demised Premises, to any tax-exempt entity (within the meaning of Section 168(h) of the Code), (v) no term of any sublease shall extend beyond the Base or any extended term already irrevocably committed to by Tenant and each sublease shall provide that, at the request of Landlord, upon the termination of this Lease by reason of an Event of Default, sublessee shall attorn to Landlord pursuant to the then executory provisions of the sublease, unless the sublessee has the right pursuant to the sublease to terminate the sublease upon termination of this Lease or discontinuance of Tenant's operations at the Demised Premises, and (vi) any such assignee or sublessee shall not be a debtor or debtor-in-possession in a voluntary or involuntary bankruptcy proceeding at the commencement of the assignment or sublease term. Tenant's liability hereunder shall continue notwithstanding the rejection of this Lease or any sublease of this Lease pursuant to Section 365 of Title 11 of the United States Code or any similar law relating to bankruptcy, insolvency, reorganization or the rights of creditors, which arises subsequent to such assignment or sublease. In the event Tenant assigns this Lease and it shall thereafter be rejected in a bankruptcy or similar proceeding affecting such assignee, a new lease identical to this Lease shall be deemed reinstituted as between Landlord and the original-named Tenant without further act of either party. Nothing herein shall be construed to permit Tenant to mortgage, pledge, hypothecate or encumber in any manner or nature whatsoever Tenant's interest under this Lease in whole or in part. Tenant shall provide notice to Landlord of such assignment or sublease no less than fifteen (15) days prior to the effective date thereof.

     Prior to the date of this Lease, Tenant, as the owner or lessee of the Demised Premises has entered into leases and/or vendor licenses with other retail and service operators for space within the building. Landlord and Tenant agree that (a) such leases have been assigned by Tenant to Landlord pursuant to the Assignment of Intangibles and are hereby reassigned, without representation or warranty, by Landlord to Tenant and shall be deemed subleases of this Lease,
(b) the licenses are permitted hereunder but shall remain the exclusive obligation of Tenant and Tenant shall be entitled to all of the benefits, entitlements, fees and other sums payable by the licenses thereunder, (c) Tenant shall perform all of the obligations of the landlord under such leases and Tenant shall be entitled to retain all benefits, entitlement, rent and other sums paid by the tenants under such leases; provided, however, that upon termination of this Lease following an Event of Default hereunder, such leases as are designated by Landlord and all licenses shall be terminated by Tenant and all leases not so terminated and not terminated at the election of the tenants thereunder shall be automatically assigned to Landlord and, without regard to any such termination or the termination of this Lease, all rights of Tenant in and to the benefits, entitlement, rent and other sums paid by tenants under said leases or by licensees under such licenses shall terminate and any payments made to Tenant in respect thereof after an Event of Default shall be paid to Landlord.

     Tenant represents and warrants to Landlord that (i) no tenant under any such lease or licensee under any of the vendor licenses is a tax-exempt entity (within the meaning of Section 168(h) of the Code), and Tenant shall not permit the assignment or sublease of the tenant's interest under any such lease or the transfer of any vendor license to such a tax-exempt entity, (ii) no term of any such lease or license extends beyond the Base Term of this Lease, (iii) Tenant shall cause each tenant under any such lease and each licensee under the vendor licenses to comply in all respects with Articles 12(b), 17, 29 and 38, provided, however, that Tenant shall remain primarily responsible to Landlord and Owner Participant for compliance with such obligations and (iv) each such lease or license is terminable by Tenant upon discontinuance of Tenant's operation at the Demised Premises.

     18.  Signs.

          (a) The Demised Premises shall be referred to only by such designation as Tenant may indicate. Landlord expressly recognizes that the service mark and trademark "Kmart" is the exclusive property of Tenant, and Landlord agrees that it shall not either during the term of this Lease or thereafter directly or indirectly contest the validity of said mark "Kmart," or any of Tenant's registrations pertaining thereto in the United States or elsewhere, nor adopt or use said mark or any term, word, mark or designation which is in any aspect similar to the mark of Tenant. Landlord further agrees that it will not at any time do or cause to be done any act or thing directly or indirectly, contesting or in any way impairing or tending to impair any part of Tenant's right, title and interest in the aforesaid mark, and Landlord shall not in any manner represent that it has an ownership interest in the aforesaid mark or registrations therefor, and specifically acknowledges that any use thereof pursuant to this Lease shall not create in Landlord any right, title or interest in the aforesaid mark.

          (b) Tenant shall have the option to erect, subject to applicable Laws and matters of title to which this Lease is subordinate, and at its sole cost and expense, upon any portion of the Demised Premises signs of such height and other dimensions, bearing such legend or inscription as Tenant shall determine. Tenant shall have the option to utilize the lighting standards in the parking lot for advertising purposes by attaching, or causing to be attached, signs advertising any and all products and services as Tenant shall elect provided same are in compliance with all applicable Laws. Provided no Event of Default hereunder has occurred and is continuing, Tenant shall be entitled to remove any signs, billboards or posters to which it has not consented in writing and to prohibit the same to be displayed on any portion of the Demised Premises.

     19.  Liens.

          Tenant covenants and agrees that it shall not, during the Lease Term, directly or indirectly create, incur, assume, suffer or permit any lien or encumbrance on or with respect to the Demised Premises or any part thereof, any Rent, or any of Landlord's or Tenant's title to or interest in any of the foregoing except for Permitted Liens (as herein defined). Tenant shall promptly, but no later than thirty (30) days after the attachment thereof, at its own expense, discharge or eliminate or bond in a manner satisfactory to Landlord any such lien or encumbrance. In the event such lien or encumbrance is not so discharged, eliminated or bonded, Landlord may pay and discharge the same and relieve the Demised Premises therefrom, and Tenant agrees to repay and reimburse Landlord upon demand for the amount so paid by Landlord together with interest thereon at the Default Rate.

          "Permitted Liens" shall mean (a) the respective rights and interests of Tenant, Landlord, Owner Participant, Remainderman Trustee, Indenture Trustee, Pass Through Trustee and, after payment of the Notes in full and discharge of the lien of the Indenture, Landlord's mortgagee, in each case as provided in the Operative Documents; (b) Lessor Liens; (c) Remainderman Liens or liens for taxes and assessments, in either case, that either are not yet due and payable or are being contested in good faith and by appropriate proceedings diligently conducted, so long as such proceedings do not (i) subject the Demised Premises or interest therein to imminent risk of foreclosure, forfeiture or loss or result in the sale of the Demised Premises or interest therein, (ii) interfere other than to an insignificant extent with the use, possession or disposition of the Demised Premises or any interest therein, (iii) interfere with the payment of Rent or (iv) involve any risk of loss of the priority of the lien of the Indenture; (d) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising prior to, on, or after the date hereof in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any risk of the sale, forfeiture or loss of any part of the Demised Premises, the Trust Estate (as defined in the Purchase Agreement), title thereto or any interest therein and shall not materially interfere with the use, occupancy or disposition of the Demised Premises or the Trust Estate or interfere with the payment of Rent or involve any risk of loss of the priority of the lien of the Indenture; (e) liens arising after the date hereof out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted diligently and in good faith and which either have been bonded to the satisfaction of Landlord and Indenture Trustee or the enforcement of which has been continuously stayed pending such appeal or review and which do not interfere with the payment of Rent; (f) easements, rights-of-way, reservations, servitude and rights of others against the Land which (i) are defined as

Permitted Exceptions in the Purchase Agreement or (ii) are granted pursuant to the specific provisions of this Lease; and (g) assignments, leases and subleases expressly permitted by the Operative Documents; provided, however, that in no event shall any Environmental Lien (as described in Article 12) be deemed a Permitted Lien.

          Tenant represents and warrants that the Permitted Liens affecting title to the Demised Premises at the time of the execution of the Indenture do not adversely affect the use, leasing and operation of the Demised Premises as contemplated on the date of the Indenture and do not affect Tenant's ability to pay Basic Rent, Special Additional Rent or Additional Rent when due hereunder.

          For purposes of this Lease, "Lessor Liens" shall mean liens or encumbrances on or against the Property, this Lease, the Trust Estate (as defined in the Purchase Agreement) or any payment of Rent (a) which result from any act of, or any claim against, Landlord or Owner Participant unrelated to the transactions contemplated by the Purchase Agreement, or (b) which result from any violation by Landlord or Owner Participant of any of the terms of the Operative Documents, or (c) which result from liens in favor of any taxing authority by reason of any Tax owed by Landlord or Owner Participant, the payment of which is not the obligation of Tenant or Kmart under the Operative Documents.

          For purposes of this Lease, "Remainderman Liens" shall mean liens or encumbrances on or against the Property, this Lease, any payment of Rent, the Trust Estate, the Remainderman Trust Estate (as defined in the Participation Agreement) or the Indenture Estate which (x) result from any act of, or any claim against, Remainderman Trustee or Remainderman Participant unrelated to the transactions contemplated by the Purchase Agreement or which result from any violation by Remainderman Trustee or Remainderman Participant of any of the terms of the Operative Documents or (y) which result from liens in favor of any taxing authority by reason of any Tax owed by Remainderman Trustee or Remainderman Participant, the payment of which is not the obligation of Tenant or Kmart under the Operative Documents.

     20.  Tenant Defaults.

          The following shall constitute an Event of Default by Tenant under this Lease (whatever the reason for such event and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any applicable Law or Governmental Action), and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied, cured or waived (each, herein referred to as an "Event of Default"): (i) failure to pay any installment of Basic Rent, Special Additional Rent, Termination

Value or amounts constituting Make-Whole Premium within five (5) days of the date such payment is due if Landlord has given Tenant written notice of such due date not more than thirty (30) business days nor less than two (2) business days before such due date or within ten (10) days of the date the payment is due if Landlord does not deliver such written notice; (ii) failure to make any payment constituting Additional Rent other than Special Additional Rent, Termination Value or amounts constituting Make-Whole Premium within fifteen (15) days after notice of non-payment to Tenant; (iii) failure to maintain any insurance required to be maintained hereunder or under any of the Operative Documents,
(iv) Tenant's failure to perform any of its other covenants or obligations under this Lease or Kmart's failure to perform any of its covenants or obligations under any of the other Operative Documents (other than the Tax Indemnification Agreement) within thirty (30) days after notice thereof to Tenant provided that any non-monetary default that is curable but is not susceptible to a cure within thirty (30) days shall not be deemed a default if a cure is commenced within thirty (30) days after such notice and is diligently pursued thereafter; provided further that in no event shall such cure period for a non-monetary default exceed one hundred and eighty (180) days, provided, however, that Tenant's failure to provide any notice to Remainderman Trustee or Remainderman Participant as required pursuant to this Lease or to perform any covenant or obligation under this Lease with respect to Remainderman Trustee or Remainderman Participant shall not constitute an Event of Default under this Lease; (v) Tenant shall commence a voluntary case or proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of Tenant, or Tenant shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or an involuntary case or other proceeding shall be commenced against Tenant seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of ninety (90) consecutive days; and
(vi) (A) any representation or warranty by Tenant or Kmart in this Lease or any of the other Operative Documents (other than the Tax Indemnification Agreement) or in any document or certificate expressly required to be delivered pursuant hereto or thereto or (B) without regard to Tenant's or Kmart's knowledge and assuming such representation or warranty had been given with no qualifications as to knowledge, any representation or warranty by Tenant or Kmart with respect to any of the Developers or the Developer Properties (as such terms are defined in the Purchase Agreement) or matters related thereto, in each case described in clause (A) or (B) which shall have been false or incorrect when made in any respect material to Landlord, Owner Participant or any of their respective assignees, and such falseness or incorrectness is material to Landlord, Owner Participant or any of their respective assignees, and continues to be material and which shall not have been cured within thirty (30) days after receipt of written notice by Tenant from Landlord, unless the default is curable and Tenant or Kmart shall be diligently proceeding to correct such failure; provided that in no event shall such cure period extend beyond sixty (60) days from the date of such notice.

     For purposes of this Lease, a "Material Default" shall mean (x) an event of the type specified under clause (i) or (v) in the foregoing paragraph which, but for the passage of time or the giving of notice, or both, would be an Event of Default or (y) the failure to pay when due in accordance with the applicable provisions of the Operative Documents any other amount owed by Tenant to Owner Participant, Owner Trustee or to a third party for the account or on behalf of Owner Participant or Owner Trustee for which Tenant has agreed to reimburse Owner Participant or Owner Trustee pursuant to the provisions of any of the Operative Documents.

     Notwithstanding anything stated herein to the contrary, to the extent any failure by Tenant or Kmart to perform any covenant or obligation or breach of a representation or warranty relates solely to a property or properties other than the Demised Premises, it shall not give rise to an Event of Default hereunder.

     21.  Landlord Remedies.

          If an Event of Default has occurred and is continuing beyond any applicable cure period, Landlord at its option may, by notice to Tenant, declare this Lease to be in default, and at any time thereafter, or if there shall exist an Event of Default described in Section 20(v) hereof, Landlord may, to the extent permitted by applicable law, exercise one or more of the following remedies, except as hereinbelow expressly otherwise set forth, as Landlord in its sole discretion may elect:

          (a) Re-enter the Demised Premises without terminating this Lease and remove Tenant from possession of the Demised Premises and all of Tenant's property therefrom at Tenant's expense and without any liability to Tenant for damages therefor, and Tenant shall remain liable for the equivalent of the amount of Rent reserved for the balance of the Lease Term less the avails of reletting by Landlord, if any, after deducting therefrom the reasonable cost of arrears, alterations necessary to prepare for reletting and for leasing commissions payable in procuring the substitute lease.

          (b) Landlord may sell the Demised Premises or any part thereof (subject to the rights of the Remainderman Trustee), at public or private sale, conducted in accordance with applicable Law, as Landlord may determine, free and clear of any rights of Tenant therein and without any duty to account to Tenant with respect to such sale or for the proceeds thereof (except to the extent required by clause (d) below if Landlord shall elect to exercise its rights thereunder), in which event Tenant's obligation to pay Basic Rent with respect to the Demised Premises or the part thereof that has been sold, as the case may be, for periods commencing after the date of such sale shall terminate (except to the extent that Basic Rent is to be included in computations under clause (d) below if Landlord shall elect to exercise its rights thereunder).

          (c) Landlord may terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease and the Lease Term shall terminate and Tenant shall immediately surrender possession of the Demised Premises to Landlord. In addition, and regardless of whether Landlord shall elect to terminate Tenant's right to possession, Landlord shall be entitled to recover from Tenant (together with interest on such amount at the Default Rate from the Final Payment Date to the date of actual payment): the sum of (A)(I) if the Final Payment Date (as defined below) is a Rent Payment Date, all accrued and unpaid Basic Rent payable in arrears and due and unpaid as of the Final Payment Date or (II) if the Final Payment Date is not a Rent Payment Date, the arrears Basic Rent accrued as of such Final Payment Date (it being understood, in the case of clauses (I) and (II) above, that Tenant shall pay when due any Basic Rent in arrears due on a Rent Payment Date which occurs on or after the Event of Default but prior to the Final Payment Date), plus (B) all Additional Rent due and payable, plus (C) all other amounts due on Landlord's Debt as of the Final Payment Date which shall not be covered by payments made pursuant to clauses (A) or (B) above, plus the amount pursuant to Article 21(d) hereof.

          (d) Unless Landlord shall have sold the Demised Premises pursuant to clause (b) above, Landlord may, whether or not Landlord shall have exercised or shall thereafter at any time exercise its rights under clause (a), (c) or (e) of this Article 21, by written notice to Tenant specifying a date ("Final Payment Date") not earlier than ten (10) days after the date of such notice, demand that Tenant pay to Landlord, and Tenant shall pay to Landlord, on the Final Payment Date, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Landlord's actual damages would be difficult to predict and the liquidated damages amounts below represent a reasonable approximation of such amount) (in lieu of Rent due after the Final Payment Date), any unpaid Rent due and any accrued and unpaid Basic Rent as of the Final Payment Date, plus whichever one of the following amounts Landlord, in its sole discretion, shall specify in such notice (together with interest on such amount at the Default Rate from the Final Payment Date specified in such notice to the date of actual payment):

                    (i) an amount equal to the excess, if any, of the Adjusted Termination Value for the Demised Premises computed as of the Final Payment Date, over the fair market sales value of the Demised Premises as of the Final Payment Date (such fair market sales value to be determined by mutual agreement of Landlord and Tenant or, if they cannot agree within ten (10) days after such notice, by an appraisal); or

                    (ii) an amount equal to the excess, if any, of the Adjusted Termination Value for the Demised Premises computed as of the Final Payment Date over the present value of the fair market rental value as of the Final Payment Date for the Demised Premises for the balance of the Lease Term, such present value to be computed using a per annum rate equal to the Debt Rate, discounted semiannually, from the respective dates upon which such Basic Rent would be paid (such fair market rental value to be determined by mutual agreement of Landlord and Tenant or, if they cannot agree within ten (10) days of such notice, by an appraisal); or

                    (iii) an amount equal to the excess of (A) the present value as of the Final Payment Date of all installments of Basic Rent through the end of the Base Term or the then applicable renewal term, such present value to be computed using a per annum rate equal to the Debt Rate, discounted semiannually, from the respective dates upon which such Basic Rent would be paid over (B) the present value as of such Final Payment Date of the fair market rental value of the Demised Premises (such fair market rental value to be determined by mutual agreement of Landlord and Tenant or, if they cannot agree within ten
          (10) days of such notice, by an appraisal) through the end of the Base Term or the then applicable renewal term, such present value to be computed using a per annum rate equal to the Debt Rate, discounted semiannually, from the respective dates upon which such Basic Rent would be paid; or

                    (iv) an amount equal to Adjusted Termination Value computed as of the Final Payment Date; provided, however, that Landlord shall, after receipt of such amount and all amounts due pursuant to Article 21 (h) hereof, use reasonable efforts to sell the Demised Premises or, at Landlord's option, to have Tenant sell the Demised Premises at Tenant's expense, and if such disposition shall occur within 90 days of the payment by Tenant of the amount described in this clause (iv) and Article 21(h), Landlord shall pay to Tenant from the proceeds of such disposition the lesser of (A) such proceeds and (B) Adjusted Termination Value.

          "Debt Rate" shall mean the rate equal to the weighted average rate of interest per annum borne by the Notes as of the date hereof (computed on the basis of a 360-day year of twelve 30-day months).

          "Adjusted Termination Value" shall mean, for any date, the excess of
(a) the sum of (i) the Termination Value corresponding to or next succeeding the date in respect of which such calculation is being made (the "Determination Date") plus (ii) if the Determination Date is not a Basic Rent Payment Date, the unaccrued portion as of the Determination Date, of Basic Rent payable in arrears, if any, due on the next succeeding Rent Payment Date (or, if the Determination Date is a Basic Rent Payment Date, zero) over (b) if the Determination Date is not a Basic Rent Payment Date, the unaccrued portion as of the Determination Date, of interest payable on the Notes, if any, due on the Rent Payment Date next succeeding the Determination Date (or, if the Determination Date is a Basic Rent Payment Date, zero).

          (e) If Landlord shall have sold the Demised Premises or any part thereof pursuant to clause (b) of this Article 21, Landlord, if it shall so elect by notice to Tenant, may demand that Tenant pay to Landlord, and Tenant shall pay to Landlord, on the date of such sale, as liquidated damages for loss of bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Rent Payment Date following the date of such sale), any unpaid Rent due as of the next Rent Payment Date following the date of such sale, plus the amount of any deficiency between the Sale Proceeds (as defined below) and Termination Value, computed as of such Rent Payment Date, together with interest at the Default Rate, on the amount of such Rent and such deficiency from the date of such sale until the date of actual payment. "Sale Proceeds" shall mean, with respect to any sale of any Demised Premises or any part thereof by Landlord, the gross proceeds of such sale paid in cash, less all reasonable costs and expenses incurred by Landlord, the Indenture Trustee, the Remainderman Trustee and/or the Owner Participant in connection therewith.

          (f) In the event that Landlord rescinds or terminates this Lease, (i) no reletting, reentry or taking of possession of the Demised Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant, (ii) notwithstanding any reletting, reentry, or taking of possession, Landlord may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (iii) no act or thing done by Landlord or any of its agents, representatives or employees shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement accepting a surrender of the Demised Premises shall be valid unless the same be made in writing and be executed by Landlord.

          (g) Landlord may, as a matter of right and without notice to Tenant or anyone claiming under Tenant, apply to any court having jurisdiction to appoint a receiver or receivers of the Demised Premises, and Tenant hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases, including, without limitation, the right to collect rents, and the rights to perform any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Demised Premises, or part thereof or interest therein.

          (h) Landlord may (A) demand that Tenant, at Tenant's expense, return possession of the Demised Premises promptly to Landlord in the manner and condition required by, and otherwise in accordance with provisions of, Article 27, and further, upon demand, immediately take all necessary steps to vest in Landlord or its designee all operating licenses, other certificates, permits, authorizations and approvals relating to the use and occupancy of the Demised Premises, (B) without prejudice to any other remedy Landlord may have for possession (to the exclusion of Tenant) of the Demised Premises and expel or remove Tenant and any other Person who may be occupying the Demised Premises or any part thereof, all without liability to Landlord, except for Landlord's gross negligence or willful misconduct, for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

          In addition, Tenant shall be liable, except as otherwise specifically provided in this Article 21, without duplication of any amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and on an After-Tax Basis for all legal fees and other costs incurred by Landlord, Owner Participant, or Indenture Trustee by reason of the occurrence of any Event of Default or the exercise of remedies with respect thereto.

     22.  Bankruptcy.

          If an Event of Default described in Article 20(v) occurs, then Landlord may terminate this Lease by giving notice to Tenant of its intention so to do; provided, however, neither bankruptcy, insolvency, an assignment for the benefit of creditors nor the appointment of a receiver shall affect this Lease or permit its termination so long as (i) no Material Default or other Event of Default has occurred and is continuing and (ii) the covenants to be performed under this Lease shall be performed by Kmart or a person or entity claiming under Kmart. In the event Basic Rent and Additional Rent are not paid as herein provided after the filing of a petition in bankruptcy or any arrearage in Rent is not made whole, Landlord shall be free to pursue its remedies set forth in
Article 21.

     23.  Quiet Enjoyment.

          Landlord covenants that it and any person rightfully claiming by, through or under Landlord, shall not (except for suits, claims or disturbances in respect of Permitted Liens) interfere with Tenant's quiet enjoyment and use of the Demised Premises in accordance with this Lease and all rights, easements, appurtenances and privileges belonging or in any way appertaining thereto during the Lease Term, provided that no Event of Default shall have occurred and be continuing. The right of quiet enjoyment under this Lease described above is independent of, and shall not affect, Landlord's rights otherwise to initiate legal actions seeking to enforce the obligations of Tenant or the rights of Landlord under this Lease.

     24.  Landlord Exculpation.

          Anything to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Landlord shall not be binding personally, but instead said covenants are made for the purpose of binding only all of Landlord's right, title and interest in and to the Demised Premises and the Option Agreement with respect to the Land and neither Landlord nor the Owner Participant nor any of its or their directors, officers, employees or affiliates shall have any liability under this Lease in excess of, and Tenant shall have no recourse against Landlord or any such parties except with respect to, Landlord's interest in the Demised Premises and the Option Agreement.

     25.  Remedies Cumulative.

          To the extent permitted by, and subject to the mandatory requirements of, applicable Laws, each and every right, power and remedy herein specifically given to Landlord or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Landlord. No delay or omission by Landlord in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Tenant or to be an acquiescence therein. Landlord's consent to any request made by Tenant shall not be deemed to constitute or preclude the necessity for obtaining Landlord's consent, in the future, to all similar requests. No waiver by Landlord of any default shall in any way be, or be construed to be, a waiver of any future or subsequent default. Receipt by Landlord of any Rent with the knowledge, on the part of Landlord at the time of such receipt, that Tenant is in default of any covenant or obligation contained in this Lease shall not be deemed a waiver by Landlord of such default.

     26.  Estoppel Letters.

          Tenant will execute, acknowledge and deliver to Landlord, within thirty (30) days of a good faith request by Landlord and Landlord will execute, acknowledge and deliver to Tenant, within thirty (30) days of a good faith request by Tenant a certificate in the form attached hereto as Exhibit E and incorporated by reference herein executed by an authorized officer of Tenant or Landlord, certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modifications); (b) that Tenant has accepted possession of the Demised Premises and the date on which the Lease Term commenced and will expire; (c) as to whether Rent has been paid through and including the last occurring Rent Payment Date, (d) as to the amount of any prepaid Rent or any unreimbursed portion of Special Additional Rent, (e) as to whether, to the best of such party's knowledge, information and belief, the requesting party is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and (f) as to any other fact or condition reasonably requested by the requesting party.

     27.  Condition of Premises at Termination.

          (a) Unless the Demised Premises have been purchased by Tenant pursuant to Articles 14, 15, 21, or 39, at the expiration or earlier termination of the Lease Term Tenant shall surrender the Demised Premises broom clean to Landlord or its designee, together with all alterations, additions and improvements then existing thereon, in as good order and condition as existing on the date hereof except for ordinary wear and tear and consistent with the provisions of Articles 9 and 19 hereof and free and clear of all liens or encumbrances of any type whatsoever, except for Permitted Liens of the type specified in clauses (a),
(b), (e) (but only if
such liens do not impair or restrict the use or sale of the Demised Premises and are satisfactory to Landlord, in its reasonable discretion, and with respect to liens of the type specified in clause (e), have been bonded to the satisfaction of Landlord) and (f) of the definition of "Permitted Liens" in Article 19 hereof, and such other liens or encumbrances for which Tenant has provided assurance of full payment or complete discharge and adequate assurance that such lien will not impair the fair market value of the Demised Premises to Landlord or its designee, such assurances to be satisfactory to Landlord and such designee. If such surrender shall be upon the expiration of the Base Term (including any optional or automatic extension thereof other than a renewal pursuant to Article 8(a) or 8(c) hereof), (i) notwithstanding Article 5 hereof, immediately prior to such surrender not less than fifty percent (50%) of the building located on the Demised Premises shall have been occupied and operated, except as such occupation or operation may have been precluded by reason of a casualty, loss or a condemnation, for a use permitted hereunder for the eighteen
(18) calendar months prior to the expiration of the Base Term (including any optional or automatic extension thereof other than a renewal pursuant to Article 8(a) or 8(c) hereof) (inclusive of the month within which the Base Term or such extension, as the case may be, expires), except that Tenant may cease such operation, occupation or use within the last forty-five (45) days of the Base Term or such extension, as the case may be, and (ii) if at the time of such surrender the Demised Premises shall have been operated other than as a general retail store, then either (x) the Demised Premises must be capable of being refitted for use as a general retail store at no material expense to Landlord, or (y) Tenant shall have provided no less than thirty (30) days prior to such surrender an appraisal to the effect that the fair market rental value of the continued use of the Demised Premises in the condition surrendered will be equal to or greater than the fair market rental value of the Demised Premises as a general retail store. All furniture, signage and trade fixtures installed in said buildings or elsewhere on the Demised Premises at the expense of Tenant or other occupant and not a part of the improvements transferred to Landlord pursuant to the Purchase Agreement or any bill of sale related thereto or any substitution or replacement thereof shall remain the property of Tenant or such other occupant and shall be removed by Tenant at its expense and without damage to the Demised Premises (any such damage to be repaired by Tenant prior to surrender of the Demised Premises) prior to the expiration or earlier termination of the Lease; provided, however, Tenant shall, at any time and from time to time during the Lease Term, have the option to relinquish its property rights with respect to such trade fixtures, which option shall be exercised by notice of such relinquishment to Landlord, and from and after the exercise of said option the property specified in said notice shall be the property of Landlord provided, further, however, that Tenant, irrespective of whether it delivers its notice of relinquishment, shall pay, or reimburse Landlord for, any reasonable costs incurred by Landlord in connection with the removal or disposal of such relinquished property or shall, at the request of Landlord and, irrespective of whether it delivers its notice of relinquishment, remove such property from the Demised Premises, or, if no such notice of relinquishment is delivered, Landlord may, at its option, treat such property as abandoned by Tenant, in which event title to such property shall vest in Landlord.

          (b) With respect to matters relating to Environmental Laws, not more than one hundred eighty (180) days nor less than sixty (60) days prior to the expiration or upon the earlier termination of the Lease Term Tenant shall, at its sole cost and expense, provide to Landlord and Remainderman Participant a phase I environmental site assessment report performed by a reputable environmental consultant selected by Tenant and satisfactory to Landlord, in its reasonable discretion, stating that no Hazardous Materials have been generated, produced, manufactured, processed, distributed, maintained, used, handled, treated, managed, stored, contained, recycled, transported, released, emitted, discharged, deposited or disposed of on, in, to or from the Demised Premises other than in compliance with applicable Environmental Laws. If such is not the case, the report shall set forth recommendations for such additional investigation or remedial or other corrective response action relating to the Demised Premises as may be deemed necessary or advisable by the consultant ("Environmental Recommendations"). If any reporting requirements must be complied with under applicable Environmental Laws with respect to the Demised Premises, then it shall be the sole responsibility and cost of Tenant to comply with these requirements. In the event the report results in any Environmental Recommendations, it shall be Tenant's obligation, at Tenant's sole cost and expense, to timely develop and implement to completion in compliance with all relevant Environmental Laws a plan to satisfy the Environmental Recommendations and comply with all applicable Environmental Laws which plan shall include, but shall not be limited to, plans for full response, remediation, cleanup, removal, containment, restoration or other corrective action, and the protection, or mitigative action associated, as appropriate, with the protection of natural resources including, wildlife, aquatic species, and vegetation associated with the Demised Premises, as required by applicable Environmental Laws. Tenant shall provide Landlord and Remainderman Participant with copies of all reports, data, correspondence and other documentation relating to matters addressed in this paragraph immediately upon Tenant's generation or receipt of such documentation. If it is required by applicable Environmental Laws, reports concerning such plan and the results of implementing such plan shall be submitted by Tenant to the appropriate governmental agency for review and approval. Tenant shall complete the implementation of any such plan promptly and in any event prior to the expiration of the current term of this Lease, but if additional time is required to complete the implementation of such plan and Tenant otherwise does not extend the term of this Lease as provided in Article 8 hereof, the term of this Lease shall automatically be extended on a month to month basis until completion of such work in full (and Basic Rent during such additional period shall be the same rental payable under the terms of this Lease with respect to the last year of the immediately preceding term prorated on a monthly basis and shall be payable in advance or in arrears on the same basis as Basic Rent in the last year of the immediately preceding term, together with any rent payable under the Ground Lease, payable as and when due thereunder, on a prorated basis).

          (c) Simultaneously with such surrender of the Demised Premises to Landlord or its designee, Tenant shall deliver to Landlord or its designee the following items:

          (i) originals or clear copies, if same are required to be left at the Demised Premises, of all transferable operating licenses, other certificates, permits, authorizations and approvals relating to the use and occupancy of the Demised Premises;

          (ii) to the extent in the possession or control of Tenant or any affiliates of Tenant (or should be in the possession or control of Tenant or any affiliates of Tenant): (x) plans and specifications for all mechanical, electrical and HVAC systems pertaining to the Demised Premises, (y) as-built drawings, blueprints, operating and repair manuals, engineering logs and preventative maintenance records relating to the Demised Premises or any additions, alterations or modifications thereto that shall not be removed from the Demised Premises at the time of, or in connection with, the surrender of the Demised Premises to Landlord or its designee;

          (iii) keys to all locks contained in the Demised Premises including any additions, alterations or modifications to the Demised Premises, in the possession or control of Tenant or any affiliate of Tenant; and

          (iv) such other papers and documents which are in the possession or control of Tenant or any affiliate of Tenant which may be necessary for the ownership or proper operation of the Demised Premises, or any portions thereof, with, in either case, all the additions, alterations and modifications thereto.

          (d) In connection with any such surrender, Tenant shall use commercially reasonable efforts to assign to Landlord or its designee (x) all then existing maintenance and management contracts relating to the Demised Premises with Persons other than affiliates of Tenant, which Landlord has agreed to assume and perform, (y) all then existing warranties against dealers, manufacturers, vendors, contractors and subcontractors relating to the use and occupancy of the Demised Premises, or any portions thereof, which have not theretofore been assigned to Landlord, and
(z) all then existing claims, except for any such claims against vendors, customers or other retailers relating to the conduct of Tenant's retail business, against dealers, manufacturers, vendors, contractors and subcontractors which are not affiliates of Tenant relating to the Demised Premises, or any portions thereof (including the use and occupancy thereof), which have not theretofore been assigned to Landlord. The obligations of Landlord and Tenant under this Article 27 shall survive the termination of this Lease.

     28.  Notices.

          Notices required under this Lease shall be in writing and shall be deemed to be properly served on receipt thereof if sent by certified or registered mail, return receipt requested, to Landlord at the following address (include telephone number):

          [Wilmington Trust Company] [William J. Wade]
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware  (19890-0001)
          Telephone No. (302) 651-8681
          Telecopy No.  (302) 651-8882
          Attn: Corporate Trust Administration

with a copy to:

          NCC _______________ Company
          200 Park Avenue - 33rd Floor
          New York, New York  10166-0005
          Attention: Asset Administrator
          Telephone No. (212) 499-3775
          Telecopy No.  _________________

or to Tenant at the following address (include fax and telephone number):

          Kmart Corporation
          3100 West Big Beaver Road
          Troy, Michigan 48084
          Attn:  Vice President - Real Estate
          Telephone No. (810) 637-8950
          Telecopy No. (810) 643-2689
with a copy to:

          Erik J. Stone, Esq.
          Dickinson, Wright, Moon, Van Dusen & Freeman
          525 North Woodward Avenue
          Bloomfield Hills, Michigan 48304
          Telephone No. (810) 433-7236
          Telecopy No. (810) 433-7274

or to any subsequent address which Tenant or Landlord shall designate for such purpose in writing in accordance with this Article. Notices sent by overnight delivery or by hand delivery shall be deemed received upon delivery. Notices sent by facsimile machine shall be deemed received one (1) day after facsimile transmission provided that telephonic confirmation is received of the transmission.

     29.  Notice of Environmental Matters.

          Tenant shall provide Landlord, Landlord's mortgagee and Remainderman Trustee with prompt written notice of any pending or threatened Environmental Claim in connection with the Demised Premises. All such notices shall describe in detail the nature of the Environmental Claim and Tenant's response thereto. In addition, Tenant shall promptly provide to Landlord, Landlord's mortgagee and Remainderman Trustee copies of all written communications with any Governmental Authority relating to any Environmental Law in connection with the Demised Premises. Tenant shall promptly provide such reasonably detailed reports of any such Environmental Claims as may be reasonably requested by Landlord, Landlord's mortgagee and Remainderman Trustee.

          Tenant shall provide Landlord, Landlord's mortgagee and Remainderman Trustee with prompt written notification of any known (i) violation or non-compliance with any applicable Environmental Law with respect to the Demised Premises, and (ii) release of Hazardous Materials on, in, at, to or from the Demised Premises which is required to be reported to any Governmental Authority pursuant to applicable Environmental Laws. Tenant shall also promptly provide Landlord, Landlord's mortgagee and Remainderman Trustee with copies of all correspondence, reports and other documentation relating to such violation or release and Tenant's remedial response or corrective action in relation thereto.

     30.  Entry by Landlord.

          From time to time during the term of this Lease, Landlord shall have the right during normal business hours after twenty-four (24) hours' notice to Tenant or without notice in the event of emergency or if an Event of Default shall have occurred and is continuing to enter the Demised Premises for the purpose of: (i) inspecting the condition of the Demised Premises, (ii) showing the

Demised Premises to prospective purchasers or mortgagees, (iii) inspecting for compliance with such matters as Tenant is obligated for (including compliance with Environmental Laws), (iv) advertising the Demised Premises for rent or sale during the final eighteen months of the Base Term or the final twelve months of any renewal term or in accordance with Article 21, or (v) performing any obligation of Tenant hereunder for which Tenant is in default. Landlord acknowledges and agrees that Landlord will not interfere with the conduct of Tenant's business to the extent reasonably practicable in re-entering the Demised Premises for the purposes set forth herein, provided, if an Event of Default has occurred and is continuing, Landlord shall be entitled to exercise the remedies upon default herein provided for.

     31.  Captions and Definitions; Valuation Clarification.

          (a) Captions of Articles of this Lease are solely for convenience of reference and shall not in any way limit or amplify the terms and provisions thereof. The necessary grammatical changes which shall be required to make the provisions of this Lease apply (i) in the plural sense, and (ii) to any corporation, association, partnership, or individual, male or female, shall in all instances be assumed as though in each case fully expressed.

          (b) Any determination of the fair market rental or sales value of the Demised Premises made pursuant to the terms and provisions of this Lease shall take into consideration the matters set forth in Article 45(g) hereof.

     32.  Successors and Assigns.

          All provisions contained in this Lease, including, without limitation, all conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns (to the same extent as if such heirs, executors, administrators, successors and assigns were named as a party hereto).

     33.  Severability.

          If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, unenforceability shall not affect any other provision of this Lease or the application of such provision to Persons or circumstances other than those as to which it is invalid, illegal or unenforceable, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

     34.  Independent Covenants.

          The covenants of Landlord and Tenant herein are independent and several covenants and the performance of any covenant is not conditioned upon the performance or compliance with any other covenant of this Lease.

     35.  Choice of Law.

          This Lease shall be construed and enforced in accordance with the laws of the state where the Demised Premises are located without regard to provisions governing conflict of laws. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

     36.  Waiver and Modifications.

          The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any rights, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such agreements, terms, covenants, conditions or obligations of this Lease or of the right to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. This Lease may not be altered, modified, amended or supplemented in any manner except by a written instrument signed by the party against whom enforcement is sought thereon. Tenant shall be responsible for all reasonable out-of-pocket costs (including reasonable attorneys' fees and disbursements) incurred by Landlord in connection with any alteration, modification, supplementation of this Lease requested by Tenant or any affiliate of Tenant. Notice given other than strictly in accordance with the terms hereof, if accepted in writing by the party receiving such notice, shall be deemed to have been given in accordance with the terms hereof.

     37.  Memorandum of Lease.

          The parties hereto have simultaneously with the execution and delivery of this Lease executed and delivered a memorandum of Lease in form and content mutually agreeable to Landlord and Tenant which Tenant shall at its sole expense cause to be recorded.

     38.  Hazardous Materials.

          For purposes of this Lease, "Hazardous Materials" are defined as (i) "hazardous substances," as defined by CERCLA, as amended from time to time and any regulations promulgated thereunder; (ii) "hazardous wastes," as defined by RCRA, as amended from time to time and any regulations promulgated thereunder; (iii) any pollutant or contaminant or hazardous, restricted, dangerous or toxic chemicals, materials, wastes or substances within the meaning of any Environmental Law;
(iv) any chemical, material, substance, or waste, the presence, use, generation, treatment, release, emission, discharge, transport, storage, or disposal of which is now or hereafter prohibited, limited or regulated by any Environmental Law; (v) any substance, material, product, chemical, derivative, compound, mixture, mineral, waste, gas, medical waste, contaminant, constituent or pollutant which would require investigation, response or remediation as a result of any public or private action brought pursuant to any Environmental Law; and
(vi) any radioactive material, asbestos in any form or condition, petroleum or petroleum products, flammable explosives, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas.

          Tenant agrees that it shall not cause or permit any Hazardous Material to exist on or be brought upon, generated, produced, manufactured, processed, distributed, maintained, handled, treated, managed, contained, recycled, transported, deposited, used, stored, released, disposed of, emitted or discharged from, at, on or to the Demised Premises during the term of this Lease except in compliance with applicable Environmental Laws.

          Tenant shall assume any and all costs, expenses, liabilities and obligations arising prior to or during the Lease Term or arising after the Lease Term, but predicated upon acts, conditions or omissions which occurred prior to or during the Lease Term, incurred in connection with or due to the presence of Hazardous Materials in, on, under or at the soil, surface water, ground water, sediment, air or any other media associated with the Demised Premises, and shall promptly and diligently undertake, any investigation or any clean up, response, remedial, removal, containment, corrective action or restoration work at any location required pursuant to any applicable Environmental Law or by any federal, state or local government or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Materials at the Demised Premises results in contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such Hazardous Materials to the Demised Premises. Without limiting Tenant's obligations hereunder, Tenant may seek environmental response costs from any third party not a party to this Lease or the Purchase Agreement (and not related to any party to this Lease or the Purchase Agreement), and Landlord shall cooperate, at Tenant's sole cost and expense, to a reasonable extent in any such effort.

     39.  Economic Abandonment.

          (a) Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant acknowledge that it is possible that, during the Lease Term, due to changes in the conduct of Tenant's business or other factors, the Demised Premises may become obsolete or may no longer be economic for Tenant's use or surplus to the Tenant's needs. Therefore, on any Rent Payment Date on and after the 7th anniversary of the commencement of the Lease Term and before the expiration of the Lease Term upon determination by Tenant in good faith that the Demised Premises are obsolete or are no longer economic because of reasons as stated hereinabove or surplus to the Tenant needs, provided no Material Default or Event of Default has occurred and is continuing, Tenant may, by providing at least twelve (12) months and not more than eighteen (18) months notice to Landlord ("Notice of Termination") and to Remainderman Trustee (provided, however, that failure of Tenant to deliver any notices to Remainderman Trustee or Remainderman Participant under this Article shall not affect Tenant's or Landlord's rights as provided herein), terminate this Lease on the Rent Payment Date specified in such notice ("Termination Date") and return the Demised Premises to Landlord. Such notice (which for purposes of the Indenture will be a "Redemption Notice" provided that such notice satisfies the requirements set forth in Section 6 of the Indenture) may be revoked by Tenant on not more than two occasions during the Lease Term provided such revocation shall have been made not less than ninety (90) days prior to the Termination Date and provided further that Landlord shall not have accepted Tenant's request to terminate the Lease and to return the Demised Premises to Landlord by delivering written notice of acceptance to Tenant within one hundred (100) days after its receipt of Notice of Termination ("Landlord's Acceptance") and the Landlord, Owner Participant, Remainderman Trustee and Remainderman Participant shall have been reimbursed on an After-Tax Basis for any costs and expenses in connection with such Redemption Notice and such revocation. Tenant's Notice of Termination shall be accompanied by a certificate, signed and sworn to by a duly authorized and acting Senior Financial Officer of Tenant, stating that Tenant has made the determination that the Demised Premises are obsolete or are no longer economic for Tenant's use or surplus to the Tenant's needs and reciting the reasons for such determination.

          (b) If Landlord's Acceptance has not been made, Tenant, as non-exclusive agent for Landlord, shall use its reasonable efforts at its own expense on behalf of Landlord to obtain cash bids for the purchase of all of Landlord's right, title and interest in the Demised Premises from persons other than Tenant, any of its affiliates or anyone with whom Tenant or any of its affiliates has an understanding as to the subsequent leasing, sale or use of the Demised Premises or any portions thereof. Landlord shall also have the right to obtain cash bids for the purchase thereof, either directly or through Landlord's agents. Tenant shall certify to Landlord in writing the amount and terms of each bid received by Tenant and the name and address of the person submitting a bid.

          (c) If Landlord's Acceptance has not been made, on the Termination Date Landlord shall (subject to Tenant's receipt in immediately available funds of the net sales price on such date for the benefit of Landlord and Tenant's payment of all additional payments specified in clauses (A), (B), (C), (D) and
(E) below), without recourse or warranty, sell all of its right, title and interest in the Demised Premises to the bidder which shall have submitted the highest all cash bid prior to such date and such bidder shall assume Landlord's obligations under the Tripartite Agreement (as defined in the Purchase Agreement), the Option Agreement and the Ground Lease, if then in effect. On the Termination Date, the total sales price realized at such sale net of all expenses incurred by Landlord shall be paid to Tenant and Tenant shall pay to Landlord (or, in the case of Additional Rent, to Landlord or the person entitled thereto) the sum of (A) the Termination Value of the Demised Premises determined as of the Termination Date, plus (B) the excess, if any, of the net sales price of the Demised Premises over such Termination Value, plus (C) all Basic Rent due and unpaid to and including the Termination Date (other than any portion of Basic Rent payable in advance on the Termination Date), plus (D) all Additional Rent owing by Tenant to and including the Termination Date, plus (E) an amount equal to the Make-Whole Premium, if any, on Landlord's Debt.

          (d) In the event Landlord's Acceptance has been made, on the Termination Date Tenant shall pay to Landlord solely the amounts set forth in clauses (C), (D) and (E) of the preceding paragraph. Upon receipt by Landlord of such amounts and upon compliance by Tenant with Article 27 hereof, this Lease shall terminate.

          Landlord shall use its best efforts to determine any non-compliance with Article 27 hereof and shall give notice of any such non-compliance within thirty (30) days after Landlord's Acceptance. Any such notice or any failure to give such notice shall not impair Landlord's right to give Tenant further notices of non-compliance with Article 27.

          (e) If Landlord's Acceptance has not been made and a sale shall not have occurred on or before 30 days prior to the Termination Date, this Lease shall continue provided that Tenant shall have the right for a period of 60 days following such Termination Date to make a rejectable offer in writing to Landlord to purchase the Demised Premises on the next Rent Payment Date (which shall thereafter be deemed the Termination Date) for an amount equal to the amounts set forth in clauses (C), (D) and (E) of paragraph (c) above (calculated with respect to such deemed Termination Date) together with the higher of the
(x) then fair market sales value of the

Demised Premises as agreed to by the parties or as determined by an appraisal reasonably satisfactory to Landlord and Tenant obtained at Tenant's sole cost and expense, to be performed in accordance with Article 45 hereof, or (y) Termination Value of the Demised Premises determined as of the deemed Termination Date. If Landlord rejects such offer, this Lease shall terminate, and Landlord shall retain the Demised Premises, on the Termination Date, and Tenant shall pay to Landlord on the Termination Date solely the amounts set forth in clauses (C), (D) and (E) of paragraph (c) above. Upon receipt by Landlord of such amounts and upon compliance by Tenant with Article 27 hereof, this Lease shall terminate. In the event Landlord elects to accept Tenant's offer and transfer the Demised Premises to Tenant on the Termination Date, upon receipt by Landlord of the amounts set forth in the first sentence of Article 39(e) it shall transfer all of its right, title and interest in the Demised Premises in an "as is" condition without recourse or warranty, except that the Demised Premises shall be free and clear of Lessor Liens and Tenant shall assume the obligations of Landlord under the Tripartite Agreement, Option Agreement and Ground Lease, if then in effect.

          Notwithstanding the foregoing, if in connection with a transfer to Tenant pursuant to this clause (e), Tenant shall elect to exchange full recourse securities for the Notes pursuant to Section 20 of the Participation Agreement and shall satisfy the conditions precedent set forth in such Section 20 and
Section 7 of the Indenture for such exchange, the amount payable to Landlord pursuant to this clause (e) shall be reduced by an amount equal to the unpaid principal balance of such Notes.

          (f) Landlord may, but shall be under no duty to, solicit bids, or to inquire into the efforts of Tenant to obtain bids or otherwise to take any action in connection with any sale hereunder other than to sell the Demised Premises to the highest independent third party bidder in accordance with the terms hereof. In the event that Tenant terminates this Lease under this Article 39, and Tenant purchases the Demised Premises pursuant to Article 39(e), the Tenant covenants that it shall not use the Demised Premises for any purpose.
The provisions of this Article 39(f) shall survive termination of this Lease.

     40.  Tenant's Purchase Offer.

          (a) At any time that an offer by Tenant to purchase the Demised Premises ("Tenant's Purchase Offer") shall have been made or be required to be made pursuant to Articles 14 or 15 of this Lease, Landlord shall notify Tenant within sixty (60) days of Tenant's Purchase Offer whether Landlord accepts or rejects such offer. Failure by Landlord to notify Tenant of Landlord's election within such sixty (60) day period shall be deemed acceptance of Tenant's Purchase Offer. No purported rejection of such offer shall be valid unless Landlord shall further deliver to Tenant, no later than thirty-five (35) days prior to the Purchase Offer Termination Date, the Indenture Trustee's confirmation of receipt of deposited funds pursuant to
Section 6.4 of the Indenture.

          (b) In the event Landlord accepts Tenant's Purchase Offer and subject to the satisfaction of the conditions set forth in this Article 40, this Lease shall terminate on the next scheduled Rent Payment Date occurring not less than one-hundred (100) days from the date of Tenant's Purchase Offer ("Purchase Offer Termination Date"). On the Purchase Offer Termination Date, Tenant shall pay to Landlord (or in the case of Additional Rent to Landlord or the person entitled thereto) an amount equal to the sum of (A) the Termination Value of the Demised Premises determined as of the Purchase Offer Termination Date, (B) all Basic Rent due and unpaid to and including the Purchase Offer Termination Date (other than any portion of Basic Rent payable in advance on the Purchase Offer Termination Date), plus (C) all Additional Rent owing by Tenant to and including the Purchase Offer Termination Date (other than any portion payable in advance on the Purchase Offer Termination Date).

          On the Purchase Offer Termination Date, and subject to the receipt by Landlord of the amounts specified in the preceding paragraph, Landlord shall convey all of its right, title and interest in and to the Demised Premises in an "as is" condition without recourse or warranty, except that the Demised Premises shall be free and clear of Lessor Liens and Tenant shall assume the obligations of Landlord under the Tripartite Agreement, Option Agreement and Ground Lease, if then in effect.

          Tenant shall pay, on an After-Tax Basis, all costs and expenses incurred in connection with the sale of the Demised Premises to Tenant pursuant to Tenant's Purchase Offer, including, without limitation, real estate transfer taxes.

          (c) In the event Landlord rejects Tenant's Purchase Offer pursuant to
Article 14 or 15 of this Lease, on the Purchase Offer Termination Date Tenant shall pay to Landlord (or in the case of Additional Rent to Landlord or the person entitled thereto) an amount equal to the sum of clauses (B) and (C) of the second sentence of paragraph (b) above and this Lease shall thereupon terminate. Any Rent and other charges paid in advance and not yet accrued as of the Purchase Offer Termination Date shall be refunded to Tenant on such date.

     41.  Property Substitution.

          (a) Provided no Material Default or Event of Default has occurred and is continuing and that Landlord has not elected to retain the Demised Premises in accordance with the terms hereof, at any time that Tenant shall be entitled or required to acquire the Demised Premises pursuant to Articles 14, 15 or 39(e) hereunder,

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

Tenant shall be entitled, by notice delivered to Landlord within the periods provided for in Articles 14, 15 or 39 for notice of any acquisition contemplated thereby or following which Tenant is required to acquire, in lieu thereof to substitute equivalent interests in a single retail store (such retail store, including related site improvements and related land upon which such building and improvements are constructed are herein referred to as the "Substitute Property") as Landlord's interests in the Demised Premises immediately prior to the event which gave rise to the substitution for Landlord's interests in the Demised Premises provided that (i) the fair market value of such interests in the Substitute Property as determined by appraisal procedures set forth in
Article 45 hereof shall be not less than the fair market value of Landlord's interest in the Demised Premises immediately prior to the event which gave rise to the substitution (assuming the Demised Premises was being maintained in accordance with the terms of this Lease until such time); (ii) the useful life of the improvements relating to the Substitute Property as determined by appraisal procedures set forth in Article 45 hereof shall be not less than the useful life of the improvements relating to the Demised Premises immediately prior to the event which gave rise to the substitution (assuming the Demised Premises was being maintained in accordance with the terms of this Lease until such time); (iii) the economic terms relating to Landlord with respect to such equivalent interests shall be at least equivalent to the economic terms in effect with respect to the Demised Premises immediately prior to the event which gave rise to the substitution, including, without limitation, an estate for years at no additional cost of the same duration as the then-remaining term of the Estate for Years with respect to the Demised Premises and an option to ground lease the land related to the Substitute Property at the same rentals and for not less than the same term (including renewals) as would apply to the Demised Premises; (iv) the representations and warranties of Kmart made with respect to the Demised Premises under the Operative Documents shall be remade and true with respect to the Substitute Property on the effective date of substitution; (v) a phase I environmental due diligence report, survey and title report, each in form and substance satisfactory to Landlord, Owner Participant and Indenture Trustee, concerning the Substitute Property, shall have been provided in sufficient time for appropriate review by Landlord, Owner Participant and Indenture Trustee prior to the effective date of such substitution and (vi) the Substitute Property is free of material liability exposures or matters disclosed by the applicable survey or title report and not taken into account in the applicable appraisal that would materially adversely affect the fair market value of the Substitute Property. In the event a Phase I environmental due diligence report recommends further environmental analysis in connection with the Substitute Property, Tenant shall determine in its sole discretion whether to undertake such further analysis or to substitute equivalent interests in another retail store for Landlord's interests in the Demised Premises, pursuant to the terms of this paragraph.

          (b) On the substitution date, which shall be no later than 120 days following the notice to Landlord pursuant to clause (a) of this Article 41, Landlord shall convey all of its right, title and interest in and to the Demised Premises to Tenant in an "as is" condition, without recourse or warranty except that it shall be free and clear of Lessor Liens and Tenant shall assume the obligations of Landlord under the Tripartite Agreement, Option Agreement and Ground Lease, if then in effect, upon delivery by Tenant to Landlord of all of the following, provided, however, that Tenant shall be entitled to an appropriate extension of such 120-day period if Landlord and Owner Participant or Indenture Trustee have not completed their review of all information required hereunder within such period (provided that Tenant has provided Landlord and Owner Participant the information to be reviewed on a timely basis throughout such period):

               (i) documents in form and substance satisfactory to Landlord and Owner Participant which, in consideration of Landlord's agreement to accept the interests in the Substitute Property in lieu of Tenant's acquisition of the Demised Premises pursuant to Articles 14, 15 or 39 hereof, grant to Landlord the equivalent interests in the Substitute Property as Landlord's interests in the Demised Premises immediately prior to the event which gave rise to the substitution, including those documents and the satisfaction of the conditions with respect to the Substitute Property which are set forth in Sections 6A(1), (3), (4), (9), (10), (11), (12) and (18) of the Purchase
     Agreement;

               (ii) an amendment to this Lease (or restatement thereof) and memorandum of this Lease, as so amended or restated, duly executed and acknowledged in form and substance reasonably satisfactory to Landlord, Owner Participant and Tenant to replace the description of the Land with the description of all land included in the Substitute Property and make such other changes herein as may be reasonably necessary or appropriate under the circumstances; provided, however, that in no event shall the Termination Value or Basic Rent be reduced, deferred or abated;

               (iii) a copy of a final as-built survey of the Substitute Property, dated a recent date, reasonably satisfactory in form and substance to Landlord and Owner Participant and meeting the survey requirements for the Demised Premises set forth in Section 5B of the Purchase Agreement;

               (iv) counterparts of an ALTA owner's and loan policies of title insurance (or such other form of loan policy as may be prescribed by statute in a particular state) covering the interests in the Substitute Property to be conveyed to Landlord (or the valid, binding, unconditional commitment therefor), dated the substitution date, in form and substance reasonably satisfactory to Landlord, Owner Participant and Indenture Trustee meeting the requirements of Section 5A of the Purchase Agreement, issued to them by a title insurance company reasonably satisfactory to Landlord and Owner Participant;

               (v) certificates of insurance, if any, required with respect to the Substitute Property pursuant to Articles 7 and 14 hereof;

               (vi) a copy of the appraisal and environmental certification with respect to the Substitute Property meeting the requirements of Section 7C of the Purchase Agreement; and

               (vii) such other certificates, documents, opinions of counsel, surveys, consents, approvals, certified copies of duly adopted resolutions of the respective boards of directors of Landlord and Tenant authorizing the substitution of the interests in the Substitute Property and the documents executed in connection therewith, and any other instruments as may be reasonably required by either of them, Owner Participant or the Indenture Trustee.

          Tenant shall pay, on an After-Tax Basis, all costs and expenses incurred by Landlord or Owner Participant in connection with the transfer of Landlord's interests in the Demised Premises to Tenant and the transfer to Landlord of the equivalent interests in the Substitute Property, including without limitation, reasonable costs and expenses incurred in connection with the review related to the Substitute Property and real estate transfer taxes.

          Notwithstanding the foregoing the Tenant shall not be permitted to exercise its substitution rights (i) unless the long-term senior unsecured debt securities of Tenant shall then be rated in one of the generic rating categories that signify "investment grade" by at least two nationally recognized statistical rating organizations and Tenant shall then meet the Net Worth Standard, and (ii) if within sixty (60) days of receipt by Landlord of a written notice setting forth in reasonable detail all of the material terms and conditions of, together with all other material information and documentation relating to, the substitution and the Substitute Property, Owner Participant shall have delivered to

Tenant an opinion of independent tax counsel selected by Owner Participant and reasonably acceptable to Tenant that there is a reasonable basis to believe that the substitution could result in adverse tax consequences to Landlord, Owner Participant or with respect to the transactions contemplated by the Operative Documents which are not indemnified by Tenant pursuant to the Operative Documents unless Tenant shall agree either to restructure the substitution transaction in a form and manner which in the opinion of Owner Participant and its tax counsel would eliminate the risk of any adverse tax consequences to Landlord, Owner Participant or with respect to the transactions contemplated by the Operative Documents or to indemnify the Landlord and Owner Participant for such adverse tax consequences in a form and manner satisfactory to Owner Participant.

     42.  Landlord's Right to Cure Tenant's Default.

          If Tenant shall be in default of any of its obligations (after applicable notice and cure periods) under this Lease, Landlord, without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may enter upon the Demised Premises for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant or a breach of Article 23 hereof. All sums so paid by Landlord and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with a late charge thereon (to the extent permitted by law) at the Default Rate (or at the maximum rate permitted by law, whichever is the lesser) from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand.

     43.  No Merger of Title.

          There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Demised Premises or any interest therein.

     44.  Ownership of the Leased Property.

          Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has only the right to the possession and use of the Demised Premises upon the terms and conditions of this Lease.

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

     45.  Procedure for Appraisals.

          In each instance under this Lease where an appraisal shall be required (except with respect to an appraisal required by Article 21), such appraisal shall be conducted as follows:

          (a) The party desiring such appraisal shall give notice to that effect to the other party, specifying therein the name and address of the person designated to act as appraiser on its behalf. Within fifteen (15) days after the service of such notice, the other party shall give notice to the first party specifying the name and address of the person designated to act as appraiser on its behalf. If such party fails to notify the other party of the appointment of its appraiser within or by the time above specified, the designated appraiser shall be the sole appraiser and the determination of such appraiser shall be binding upon the parties.

          (b) The appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and if within thirty (30) days of such first meeting the two appraisers agree on the value which they have been appointed to determine, such agreed upon value shall be the appraised value for the purposes for which the appraisal was required. If within thirty (30) days after such first meeting the two appraisers shall be unable to agree upon such valuation within fifteen (15) days thereafter they shall appoint a third appraiser who shall be competent and impartial. Within thirty (30) days after the appointment of such third appraiser, the third appraiser shall deliver its appraisal. With respect to the three appraisals, the appraisal most different from the average of the other two shall be discarded and such average shall be binding on Landlord and Tenant; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Landlord and Tenant.

          (c) In the event the two appraisers are unable to agree upon the appointment of a third appraiser within fifteen (15) days after their being unable to agree upon a valuation, such third appraiser shall be selected by the parties themselves if they can agree thereon within a further period of fifteen
(15) days. If the parties do not so agree, then the other party may apply to a court in the county where the Demised Premises is located for the appointment of such appraiser, and such party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment.

          (d) Any appraiser appointed pursuant to this Article shall be an appraiser who is a member of the American Institute of Real Estate Appraisers (or a successor organization), and shall have been doing business as such for a period of at least ten (10) years before the date of his appointment. All appraisers chosen or appointed pursuant to this Article shall be sworn fairly and impartially to perform their duties as such appraiser. In the event of the failure, refusal or inability of any appraiser to act, his successor shall be appointed within ten (10) days by the party who originally appointed him or in the event such party shall fail so to appoint such successor, the appraiser of the other party shall be the sole appraiser, or in the case of the third appraiser, his successor shall be appointed as provided in paragraph (c) above.

          (e) Unless otherwise expressly provided herein, the fees and expenses of all such appraisers shall be borne by Tenant. Each party shall be responsible for the fees and expenses of its own attorneys and other representatives. Photocopies of the reports of all appraisers shall be provided to all the parties. In rendering their decision, the appraisers shall have no power to modify or reform any of the provisions of this Lease.

          (f) In the event of an appraisal under Article 21, Landlord shall appoint an appraiser who meets the requirements of subparagraph (d) above.

          (g) Each appraisal effected pursuant to this Article shall take into consideration the estate for years and options granted by Remainderman Trustee and exercisable by Landlord or any benefits available to Landlord under the Ground Lease and shall, other than in connection with any determination pursuant to Article 21, assume that the Demised Premises has been maintained in accordance with the terms of this Lease until such time and are in the condition required by Article 27 of this Lease.

     46.  Survival of Tenant's Obligations.

          No termination of this Lease shall relieve Tenant or Kmart of any of its liabilities and obligations hereunder arising or occurring prior to such termination.

     47.  Counterparts.

          This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     48.  Liabilities of Landlord.

          Landlord is entering into this Lease solely in its capacity as owner trustee under the Trust Agreement and not in its individual capacity, and in no event whatsoever shall [Owner Trustee] (or any entity acting as successor trustee, co-trustee or separate trustee under the Trust Agreement) be liable on, or for any loss in respect of, any of Landlord's statements, representations, warranties, agreements or obligations (except those explicitly entered into in its individual capacity) hereunder or under any of the other Operative Documents, or any other document executed by Landlord in connection herewith for any reason whatsoever, all as to which the parties agree to look solely to the Trust Estate.

     49.  Indenture.

          In order to secure the Notes, Landlord provides in the Indenture, among other things, for the assignment (to the extent provided therein) by Landlord to Indenture Trustee of its right, title and interest to this Lease. Tenant hereby:

               (a) consents to such assignment pursuant to the terms of the Indenture;

               (b) covenants to pay directly to Indenture Trustee (or, after receipt of notice from Indenture Trustee stating that the Indenture has been satisfied and discharged, to Landlord) Basic Rent, Special Additional Rent and Additional Rent due to Landlord hereunder or under any other Operative Document which shall be required to be paid to Indenture Trustee pursuant to the Indenture or any other Operative Document;

               (c) agrees that the right of Indenture Trustee to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstances whatsoever; and

               (d) agrees that until release of the Indenture as to the Property, except with respect to Excepted Rights and Excepted Payments, (i) the Indenture Trustee shall have such right to enforce the provisions of this Lease as is provided in the Indenture; (ii) Landlord shall not, for any reason, be obligated to seek to recover from the Indenture Trustee any moneys paid to the Indenture Trustee by virtue of the Indenture; (iii) all sums payable to the Indenture Trustee pursuant to the Indenture shall be paid by bank wire transfer in such manner that on the date on which sums are due and payable, as of 12:00 noon (New York City time), or such earlier date or time as may be necessary to ensure timely payments on the Certificates, the Indenture Trustee shall be in actual receipt of immediately available funds; (iv) Tenant shall deliver to the Indenture Trustee duplicate originals of all notices and other instruments which Tenant may deliver pursuant to this Lease (and no payment of such sums or delivery of such notices or other instruments by Tenant shall be of any force or effect unless, with respect to payments, paid in accordance with written directions from Indenture Trustee and, with respect to notices, delivered to Landlord and the Indenture Trustee as provided above); (v) Tenant shall not pay any Basic Rent, Special Additional Rent or Additional Rent payable to Landlord more than ten (10) days prior to such payment's scheduled due date under this Lease; (vi) Tenant shall not enter into any agreement subordinating or (except as expressly permitted by the terms of this Lease as in effect on the date hereof) terminating this Lease without the prior written consent of the Indenture Trustee, and any such attempted subordination or termination without such consent shall be void, and, except as otherwise provided in Section Article 11 of the Indenture and except with respect to Excepted Rights and Excepted Payments, Tenant shall not enter into any amendment or modification of this Lease without the prior written consent of the Indenture Trustee, and any such attempted amendment or modification without such consent shall be void; (vii) if this Lease shall be amended, it shall continue to be subject to the provisions of the Indenture without the necessity of any further act by Landlord, Tenant or the Indenture Trustee;
     (viii) Tenant shall not take any action to terminate, rescind, surrender or avoid this Lease, notwithstanding, to the fullest extent permitted by law, the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord and notwithstanding any action with respect to this Lease which may be taken by an assignee, trustee or receiver of Landlord or of any such assignee or by any court in any such proceedings; and (ix) in the event of a foreclosure under the Indenture by the Indenture Trustee, or conveyance in lieu thereof, Tenant shall attorn hereunder to the purchaser at foreclosure or recipient of a conveyance in lieu thereof, as applicable, and notwithstanding anything herein that may be construed to the contrary, if the Notes are deemed canceled, paid or otherwise satisfied (in whole or in part) by reason of such foreclosure or conveyance in lieu thereof, then provisions of this Lease relating to Tenant's obligations with respect to amounts payable to Landlord in excess of amounts payable under the Indenture shall continue unaffected and shall be construed for all purposes as if the Notes and the Indenture were still in full force and effect and that payments made hereunder by Tenant were applied to the reduction of the indebtedness evidenced by the Notes in the manner and at the times provided for in the Indenture. The Indenture Trustee is an express third party beneficiary of the agreements contained in this Article.

     Tenant, at Tenant's expense, shall cause the Indenture, a memorandum of this Lease and all necessary financing statements and continuation statements under the Uniform Commercial Code (including, without limitation, financing statements with respect to fixtures included within the Demised Premises) to be recorded, registered and filed from time to time in such manner and in such places as may be required by law and shall take all such other actions as may be required in order to make effective, perfect and maintain perfection of the rights, liens and security interests intended to be created in connection with this Lease and the Indenture, in each case, promptly after the execution and delivery thereof.

     50.  Change in Control; Sale of Assets.

          Tenant shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and Tenant shall not permit any Person to consolidate with or merge into Tenant or convey, transfer or lease its properties and assets substantially as an entirety, unless:

          (a) in case Tenant shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Tenant is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Tenant substantially as an entirety shall be a solvent corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an instrument reasonably satisfactory to Landlord and the Indenture Trustee the performance or observance of every covenant of this Lease and the other Operative Documents including, without limitation, the obligation to deliver financial statements of such Person corresponding to those of Tenant described in Section 7 of the Participation Agreement, on the part of Tenant to be performed or observed;

          (b) such transaction shall not result in an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default;

          (c) Tenant has delivered to Landlord, Owner Participant and Indenture Trustee a certificate of a responsible officer of Tenant stating that such consolidation, merger, conveyance, transfer, or lease complies with this Article 50 and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Upon any consolidation of Tenant with, or merger of Tenant into, any other Person or any conveyance, transfer or lease of the properties and assets of Tenant substantially as an entirety in accordance with this Article 50, the successor Person formed by such consolidation or into which Tenant is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every power and right of, Tenant under this Lease with the same effect as if such successor Person had been the named Tenant herein.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



WITNESSES:                    "LANDLORD"

                              [OWNER TRUSTEE], a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee aforesaid



______________________          By:_________________________________
Name:                              Name:


                                   Its:_____________________________
______________________
Name:



                              "TENANT"

                              KMART CORPORATION,
                              a Michigan corporation



______________________          By:_________________________________
Name:                              M. L. Skiles

                                   Its:  Senior Vice President

______________________
Name:

                                ACKNOWLEDGEMENTS


STATE OF _____________  )
                        ) SS
COUNTY OF ____________  )


     The foregoing instrument was acknowledged before me this ____ day of _______________, 1995 by ______________________________, the
_________________________ of ___________________________ a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee under Trust Agreement aforesaid of even date herewith, on behalf of said association.



                              ____________________________________
                              Notary Public, ______________ County
                              State of _________________
                              My Commission Expires:

STATE OF MICHIGAN   )
                    ) SS
COUNTY OF ________  )


     The foregoing instrument was acknowledged before me this ____ day of ______________________, 1995 by M. L. Skiles, the Senior Vice President of KMART CORPORATION, a Michigan corporation, on behalf of the Corporation.



                              ____________________________________
                              Notary Public, ______________ County
                              State of __________________
                              My Commission Expires:

                                   EXHIBIT A

                               Legal Description

                       [Exhibit A Intentionally Omitted]

                                   EXHIBIT B

                               Depiction of Site

                       [Exhibit B Intentionally Omitted]

                                   EXHIBIT C

                          Rents and Rent Payment Dates

                       [Exhibit C Intentionally Omitted]

                                  EXHIBIT C-1

                         Rental Adjustment Certificate

                                   EXHIBIT D

                               Termination Value

                       [Exhibit D Intentionally Omitted]

                                   EXHIBIT E

                            Form of Estoppel Letter

                       [Exhibit E Intentionally Omitted]

                                       83